Exhibit 4.14
Appendix - A

Deed of Trust

made and signed on August 31, 2010

Between

B communications Ltd
Company no: 512832742
 of 2 Dov Fridman str, Ramat Gan
(hereinafter: "the Company")

Of the one part;

And

Reznik, Paz, Nevo Trustees Ltd
of 14 Yad Harutzim st. Tel Aviv
Tel: 03-6389200
Fax: 03-6393316
(hereinafter: "the Trustee")

Of the other part;

WHEREAS
the Company' s Board of Directors approved, on August 31, 2010, the publication of a shelf prospectus (hereinafter: the "Prospectus" or the "Shelf Prospectus"), under  which the Company may issue pursuant to shelf offering reports, inter alia, up to 3 series of debentures (series B to D), non-convertible to company shares, and up to 3 series of debentures (series E to G), convertible to company shares (hereinafter together: "Debentures");

WHEREAS	the Trustee is a limited shares company, dully incorporated in Israel, whose principal goal is to engage in trust;

WHEREAS
the Trustee declares that there that there is no impediment in accordance with the law (as defined hereinafter) to its entering into an engagement with the company pursuant to the present Deed of Trust, and that it fulfills all the requirements and conditions for competency set by law (as defined hereinafter) to serve as a trustee pursuant to this Deed of Trust;

WHEREAS	the Trustee has no substantive interest in the Company and the Company has no substantive interest in the Trustee;

WHEREAS	the Company declares that there is no is no impediment in accordance with any law, to its entering into an engagement with the Trustee as per the present Deed of Trust;

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WHEREAS
the Company has requested that the Trustee serves, pursuant to the issuance of each of the debentures' series, as the trustee for the holders of the debentures, issued in this framework, and the Trustee has agreed thereto, all in accordance with the terms of this Deed of Trust, on condition that on the date of the offering of the debentures by the Company, the Company and the Trustee will examine the possibility to appoint the Trustee as Trustee of the offered debentures series, while taking into consideration the presence or absence of any conflict of interest between the relevant series holders, and this in conformance, amongst others, with the terms of this Deed of Trust, the guidelines of the Securities Authority and/or the law in force at that time;

WHEREAS	the Trustee agreed to sign on the present Deed of Trust and to act as Trustee for the Debentures Holders;

Now, therefore, inconsideration of the mutually covenanted terms and conditions herein contained, the parties hereto agree as follows:

1.	Preamble, interpretation and definitions

1.1.	The preamble to this Deed of Trust constitutes an intrinsic part of the Deed.

1.2.	The division of this Deed of Trust into sections and the insertion of headings to the sections are for convenience of reference only and shall not be used for interpretation.

1.3.
For the purpose of this Deed of Trust, the words in masculine gender shall include the feminine and neuter genders and vice versa, and the word "person" shall include companies, unless the present Deed contains other explicit and/or implicit provision and /or this is otherwise required by the contents of the statements or their context

1.4.
Whenever the terms of the Deed of Trust are inconsistent with the terms of the attached documents, the terms of the Deed of Trust shall prevail. Whenever the terms of the Prospectus concerning this Deed or/and the debentures are inconsistent with the terms of the Deed, the terms of this Deed shall prevail.

1.5.	For the purpose of this Deed of Trust, the following expressions will have the following meaning, unless another intention is implied by the context of the statements:

"the Company"	B Communications Ltd
"This Deed or Deed of Trust"	This Deed of Trust including the addendums and appendices attached to it that constitute an intrinsic part of it
"The Trustee"	The trustee mentioned in the Preamble of this Deed and/or any person acting from time to time as trustee for the holders of the debentures pursuant to this deed.
"the Shelf Prospectus"	A Shelf Prospectus of the Company expected to be published in September 2010.

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"Offering Report or "Shelf Offering Report"
The offering of debentures of each of the series as per the Shelf Prospectus, made by means of an Offering Report, pursuant to the provisions of Section 23 a of the Law (as defined hereinafter), wherein all the details that are specific to such offer will be completed, including the composition of the offered units, under the provisions of any law and in accordance with the Code and guidelines of the Tel Aviv Stock Exchange, prevailing at such time;

"The Law"	The Securities Law, 1968 and the regulations thereby, as issued from time to time.
"Register"	The Debentures Holders register, as per section 26 in this Deed.
"Stock Exchange"	The Tel Aviv Stock Exchange Ltd.
"Principal"	The total nominal value of the debentures, of the relevant series, in circulation
"Extraordinary Decision"
A decision received by the general meeting of the debentures holders of the relevant series, who are attending by themselves or by proxy and together holding at least fifty percent (50%) of the unsettled nominal value of the debentures, of the relevant series in circulation at the date scheduled for the meeting, or in a deferred meeting, of the holders who are attending by themselves or by proxy and together holding at least ten percent (10%) of the said nominal value, and that was received (either by the original meeting or by the deferred meeting) by a majority of at least seventy five percent (75%) of all the participating votes, excluding the abstainers.

"the Registration Company"	The registration company. of Bank Hapoalim ltd
"Debentures Series"
Debentures series, to be named Series B to D, when each of those debentures series shall have a total nominal value of up to NIS 2,000,000,000 and/ or Series E to G, of Company debentures, where each of the above debentures series will have a total nominal value of NIS 500,000,000, registered, whose terms are in conformance with the debentures certificate of the same series, to be issued from time to time by the Company, at its discretion.

"Debentures of the relevant Series"	Debentures of a certain series, for which the Trustee acts as a trustee for their holders.

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"Debentures Holders" and/ or "Debentures Owners" and/ or the "Holders"	The persons whose names are registered at the said time in the Register as owners of the debentures, and for a number of joint holders, the joint holder first registered in the register.
Trade day	Any day on which trade is performed at the Tel Aviv Stock Exchange Ltd
Stock Exchange Clearing House	The Tel Aviv Stock Exchange Clearing House Ltd.
"Rating Company"	a rating company approved by the Commissioner of the Capital, Insurance and Savings Market at the Ministry of Finance
"date scheduled for the meeting"
A date to be set by the person convening the debentures holders meeting and published in the invitation notice. This date will be the relevant date for proving the ownership of a person on the debentures object of this meeting, that will give him the rights, pursuant to the ownership demonstration as above, to participate in the meeting and take a vote.

2.	General

2.1.
Unless otherwise stated, the provisions of this Deed are applicable separately to each and every one of the series of Debentures Series C to H, that may be offered pursuant to the Shelf Prospectus, and consider this DEED as being separately signed for each and every one of the series of the said Debentures.

2.2.
Unless otherwise explicitly stated in this Deed of Trust, the issuance of any of the series of the debentures mentioned in this Deed of Trust is not dependent on the others. Each of the Debentures Series is unconditional and independent of other Debentures Series that might be issued pursuant to the Shelf prospectus, and the present Deed of Trust will refer to each of the Debentures Series separately and independently of other Debentures Series.

2.3.	This Debentures Series is subject to the Stock Exchange rules that cannot be overruled.

3.	Debentures issuance

3.1.
The Company shall be entitled to issue, at its exclusive discretion, pursuant to the publication of a Shelf Offering Report, up to 3 series of Debentures (Series B to D), each with a total nominal value of NIS 2,000,000,000, registered to name , and repayable (principal) in one or several installments,  but not more than four quarterly annual installments, as detailed in the Initial Offering  Report, that shall be payable on each of the dates, all as detailed in the Offering Report pursuant to which each of the said Debentures Series are first offered (Debentures Series B to D).  The linkage basis (or the absence thereof) and the type of interest (or the absence thereof) applicable to the principal of the Debentures in each of the aforementioned issued series will be specified in the Offer Report under which the aforesaid Debentures are initially offered. .For details on the linkage basis of Debentures Series B to D, applicable according to the Shelf Prospectus, and for details on the interest types applicable according to the Shelf Prospectus, please see sections 3.1.4 and 4 of the terms listed in the Debentures (Series B to D) overleaf, respectively. The interest rate applicable to the Debentures of each of the said series, to be issued pursuant to the Shelf Prospectus, or the margin above or under the base interest rate, the principal of the Debentures of each of the said series will bear, or the absence of interest on the principal of the Debentures of each of the said series, as applicable, will be specified in the Offering Report pursuant to which the said debentures are first offered, or be determined in a bid  pursuant to which their first offering will take place. The interest, if any, on the principal of the Debentures Series B to D will be paid in a number of installments that will not exceed four quarterly annual installments, to be detailed in the Offering Report pursuant to which the said debentures would be initially offered. The dates and the number of principal payments , the linkage basis (or the absence thereof), the interest type, the interest rate and the manner of its determination, the interest payment dates (or absence of interest) of the Debentures Series B to D, as detailed in the Offering Report pursuant to which each of the  said Debentures Series are first offered, will be determined by the Company shortly before the first offering of the Debentures of the relevant Series. ("First Offering of Debentures Series B to D"). For additional details please see also sections 3, 4 and 5 of the terms listed on the Debentures (Series B to D) overleaf.

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3.2.
In addition, the Company might issue, at its exclusive discretion, pursuant to the publication of Shelf Offering Report, up to 3 series of Debentures (Series E to G), each with a total nominal value of NIS 500,000,000, registered on name, and repayable (principal) in one or several installments,  but not more than four quarterly annual installments, as detailed in the Initial Offering  Report, and payable on each of the dates, all as detailed in the Offering Report pursuant to which each of the said Debentures Series are first offered (Debentures Series E to G),. The linkage basis (or the absence thereof) and the type of interest (or the absence thereof), applicable to the principal of each of the said Debentures in each of the aforementioned Series to be issued, will be detailed in the Offering Report pursuant to which the aforementioned debentures are first offered. For details on the linkage basis of Debentures Series E to G, applicable according to the Shelf Prospectus, and for details on the interest types applicable according to the Shelf Prospectus, please see sections 3.1.4 and 4 of the terms listed on the Debentures (Series E to G) overleaf, respectively. The interest rate on the principal of the Debentures of each of the said series, to be issued pursuant to the Shelf Prospectus, or the margin above and below the base interest rate, the principal of the Debentures of each of the said series will bear, or the absence of interest on the principal of the Debentures of each of the said series, as applicable, will be specified in the Offering Report pursuant to which the said debentures are first offered. The interest, if any, on the principal of the Debentures of each of the said series will be paid in a number of installments that will not exceed four quarterly annual installments, to be detailed in the Offering Report pursuant to which the said debentures are first offered. The dates and the number of payments on the principal, the base for the linkage (or absence of linkage), the interest type, the interest rate and manner of its determination, the interest payment dates (or absence of interest) of the Debentures Series E to G, as detailed in the Offering Report, pursuant to which each of the  said Debentures Series are first offered, will be determined by the Company shortly before the first offering of the Debentures of the relevant Series. ("First Offering of Debentures Series E to G"). The Debentures Series E to G will be convertible to ordinary Company shares of a nominal value of NIS 0.01 each, on each trade day, starting with the date the said Debentures were listed for trade on the Stock Exchange, and until a few days prior to the termination of the period of the Debentures of the same series, except for a number of days prior to the date scheduled for partial redemption, in conformance with the Stock Exchange provisions, in force at the date of the Offering Report, as defined in section 1.5 above, and until the date the partial redemption takes place , and this according to an exchange rate that should not be under the nominal value of the ordinary shares at the date of the Initial Offering  Report of the Debentures Series E to G ( subject to adjustments as detailed in section 6.3 of the terms listed on the Debentures (Series E to G) overleaf, under the conditions and in the manner detailed in the Initial Offering  Report of the Debentures of each of the said Series, as those details will be set forth by the Company prior to the first offering of the Debentures of the relevant Series.. For additional details please see also section 3, 4 and 5 of the terms listed on the Debentures (Series E to G) overleaf.

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3.3.	Expansion of the Series

The Company is entitled to issue (in the framework of either a private or a public offering) at any time, and from time to time, at its exclusive discretion, without needing the consent of the Debentures holders or the Trustee, or the need to notify them, including the related corporation as defined in section 4.2 hereinafter, pursuant to the Law, additional Debentures of a certain Series, whose terms shall be identical to the terms of the Debentures already issued for this Series, at any price and in any manner it should consider, and this Deed shall be applicable as well to any additional Debentures, to be issued by the Company, and the status of the additional Debentures, as from the date of their issuance will be, with the required modifications, similar to the status of the Debentures issued in this issuance. The Trustee will act as Trustee for the Debentures of the issued series, as they shall be from time to time in circulation, and this in the event of the Series expansion as well, and the Trustee's consent to serve in the said position for the expanded series will not be required. However, in the event of the expansion of the Series of the obligation certificates of the relevant Series (in any manner whatsoever – either as private offer or as prospectus, or in any other manner , including but not only, the realization of debentures options) the trustee will be entitled to require an increase in its fees, relative to the series expansion, as detailed in appendix 20 to this Deed, and the Company gives its a priori consent, by entering this Deed, to increase the fees of the Trustee as said, as from the expansion date, and constantly until the termination of the trust period. In order to remove any doubt, the holders of the additional Debentures, as mentioned in this section above, will not be entitled to any interest for the interest periods whose determinant payment dates preceded the issue date

The Debentures (Series B to D) and the Debentures (Series E to G), may be issued at their nominal value, with discount or with premium.

Should the value of the discount rate set forth for Debentures of any Series following the expansion of the Debentures Series of the same series, be different from the discount rate of the Debentures Series of the same series in circulation at that time (if any), the Company shall apply to the Tax Authority, immediately before the expansion of the Debenture Series, in order to receive its approval that in regard to the deduction of the tax at source from the deduction fees for the said debentures, a uniform discount rate will be calculated for the said debentures, according to a weighted formula of the different discount rates of the said series, if any.

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Should this approval be received, the Company will calculate the weighted discount rate for all the debentures of the same series, and will publish an immediate report on the uniform weighted discount rate, and will deduct the taxes on the payment date of the said debentures, according to the above weighted discount rate, and in conformance with the legislation. Should the approval not be granted, the Company will announce in an immediate report, immediately after the receipt of the notification from the Tax Authority on the refusal of the said approval, that the uniform discount rate will be the highest discount rate generated for the debentures of the same series. the company will deduct the tax at source upon the payment of the payment of the debentures of the same series, according to the reported discount rate.

Therefore, situations may occur when the Company deducts tax at source for a higher discount rate that the discount fees set forth for the holders of debentures of the same series prior to the expansion of the said series. In this case, a tax payer that held debentures of the same series prior to the expansion of the series and until the payment of the said debentures, shall be entitled to submit a tax report the Tax Authority for the reimbursement of the tax that was deducted from the discount fee, should it be entitled to such a reimbursement pursuant to the Law.

3.4	Issuance of additional securities

The Company is entitled to issue (in the framework of either a private or a public issuance) at any time, and from time to time, at its exclusive discretion, without needing the consent of the Debentures holders or the Trustee, or without notifying them, including the related corporation as defined in section 4.2 hereinafter, Debentures different type, or other series of debentures or other securities of any type and kind, whether granting a right of conversion into shares of the Company or not granting such right, under terms of interest, linkage, securities, payment and other, as the Company sees fit, whether they are preferable to the terms of the Debentures equal to them or inferior to them.  The Company will notify the said issuance in an immediate report, should it be bounded by Law to do so.

4.	Purchase of Debentures by the Company and/ or by a related corporation

4.1.
The Company reserves the right to purchase, at any time and from time to time, Debentures from the Debentures Series, at any price at its choosing, and this without prejudice to the obligations of repayment of the Debentures held by others than the Company. Debentures purchased by the Company will be canceled upon their acquisition and will delisted from trade on the Stock Exchange, and the Company will not be entitled to reissue them. In the event of the purchase of Debentures by the Company, as stated, the Company will notify the Trustee, immediately after the acquisition, and will issue an immediate report on the subject. In the event the debentures are purchased as stated by the Company through the trading system of the Stock Exchange, the Company will request the Stock Exchange Clearing House to withdraw the certificates.

4.2.
A subsidiary of the Company and/ or controlled company and/or the controlling shareholder of the Company (directly or indirectly), and/ or a company under the control of the controlling shareholder of the Company (except the Company, to which the contents of section 4.1 above apply) (hereinafter: "Related Corporation") will be entitled to purchase and/or to sell, at any time and from time to time, including by way of issuance by the Company, Debentures from the Debentures Series. Debentures thus held by a Related Corporation, will be considered as assets of the Related Corporation, they will not be delisted from trade on the Stock Exchange other than subject to the rules of the Stock Exchange, and will be transferrable , same as all other Company Debentures (subject to the provisions of the Deed of Trust and the Debenture). The provisions of section 1 and 6 (f) of the second addendum to the Deed of Trust will apply to the meeting of the Debentures Holders. Upon receiving the notification concerning the purchase as stated, the Company will publish the said purchase in an immediate report, provided it is bound by Law to do so. In addition, in relation to the legal number of voters at the general meeting of the Debentures Holders, the contents of section 6 (f) of the second addendum to this Deed will apply as well.

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4.3.	The contents of this section 4 should not be regarded as an obligation of the Company or the Debentures Holders to purchase Debentures, or to sell the Debentures in their possession.

5.	The Company's obligations

The Company hereby undertakes to pay the whole principal amounts, interests (including delay interest, as defined in section 5.3 of the terms listed on the Debentures overleaf, if any) and linkage differences  to be paid subject to the Debentures terms, as applicable and to comply to all other terms and obligations imposed on it pursuant to the terms of the Debentures and this Deed. Whenever a settlement date of the principal and/or the interest, falls on a day which is not a business day, the date of payment will be postponed to the first following business day thereafter without an increment in payment,  interest or linkage.

6.	Collateral Security

6.1.
The Debentures Series C to H may or may not be secured by collateral security, by any encumbrances, or in any other manner. Details concerning the mechanism for securing the Debentures Series C to H, if secured by any collateral, mortgages or any encumbrances, or in any other manner, will be published in the first Shelf Offering Report of each of the Debentures Series, in a wording acceptable to the Trustee.

6.2.
In order to remove any doubt it is clarified that the Trustee has no obligation to examine, and in fact the Trustee had not examined, the necessity for providing any collateral security to secure the payments to the Debentures Holders. The Trustee was not required to perform, and the Trustee has not actually performed an economic, accounting or legal due diligence examination of the Company's or its subsidiaries business situation. By its entering into this Deed of Trust, and by agreeing to serve as a trustee for the Debentures Holders, the Trustee is not expressing its opinion, explicitly or impliedly, as to the ability of the Company to fulfill its obligations towards the Debentures Holders. The aforegoing provisions shall in no way detract from the trustees' obligations under any law and/ or the Deed of Trust, including the Trustee's obligations (should this obligations be imposed on the Trustee by Law) to evaluate the impact of changes in the Company from the date of the issue onwards, to the extent that such changes could have an adverse effect on the Company’s ability to meet its obligations to the debenture holders.

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6.3.
The Company will be entitled to sell, lease, assign, transmit or otherwise transfer its assets, in whole or in part, in any manner, to any third party, without the necessity for obtaining approval from the Debentures holders and/or the Trustee, and without notifying them.

6.4.
The Company will be entitled to encumber its assets, in whole or in part, by any encumbrance and in any manner, to a third party, without the necessity for obtaining approval from the Debentures holders and/or the Trustee.

7.	Priority ranking

Debentures in any Series that might be offered, will have the same ranking as the Debentures of the same Series, as for the amounts due, pari passu, without any preferential rights or preference over one another.

8.	Immediate repayment

8.1.	On the occurrence of one or more of the events in this section hereinafter, the provisions of section 8.2 hereinafter will apply, as applicable:

8.1.1.	If the Company does not pay any amount that is due from it in relation with the Debentures of the relevant Series within 45 days from their due date

8.1.2.	If a final or permanent liquidation order is granted by the court in relation with the Company

8.1.3.
If a provisional liquidation order is granted by the court, or a valid decision is adopted to liquidate the Company (or if a valid resolution is passed for the liquidation of the Company (apart from a liquidation for purposes of a merger with another company, and only when the board of directors approval was submitted to the Trustee, showing that the absorbing company has assumed the Company’s full obligations to the debenture holders and that there is no reasonable doubt that due to the merging, the absorbing company will not be able to fulfill on time, all its obligations towards the Debentures Holders, as arising from the Debentures ad this Deed, and the Trustee will not be required to verify the truthfulness of this approval and/or the changes in the structure of the Company) and the decree or decision as stated, were not cancelled within 60 days from the date the order was given or the resolution was passed, and on condition that as a result the payments to the holders of the Debentures of the relevant series, or their rights,  were affected, or there is reasonable doubt they might be affected.

8.1.4.	If the Company's assets are foreclosed, and the foreclosure is not removed within 60 days of its performance.

8.1.5.	If execution procedures are carried out against the Company's assets, and the procedures are not cancelled within 60 days from the execution date.

8.1.6.	If a permanent receiver is appointed to the Company and/or the Company's assets, and the appointment is not cancelled within 60 days

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8.1.7.	If a temporary receiver is appointed to the Company and/or the Company's assets, and the appointment is not cancelled within 60 days.

8.1.8.	If the Company stops or notifies its intention to stop the payment of its debts, or ceases or notifies its intention to cease its business, as those will be from time to time.

8.1.9.
If decree for the freezing of the procedures is rendered, or if the Company applied for a settlement with the Company's creditors, as per section 350 of the Companies law, 1999 (The Companies Law) (excluding for the purpose of merging with another company, and only when the board of directors approval was submitted to the Trustee, showing that the surviving company undertook all the obligations towards the Debentures Holders and that there is no reasonable doubt that due to the merging, the surviving company will not be able to fulfill on time, all its obligations towards the Debentures Holders, as arising from the Debentures ad this Deed, and the Trustee will not be required to verify the truthfulness of this approval and/or the changes in the structure of the Company and/ or any other settlement that is not due to the financial difficulties of the Company)

8.1.10.	If the Company is dissolute or written-off for any reason whatsoever.

8.1.11.
In the event of fundamental breach of the terms of the debentures of the relevant series and the Deed, and if the Trustee notified the Company to remedy the breach and the Company failed do so within 30 days of the notification date, and on condition that the rights of the Debentures Holders were thereby affected.

"The Company assets" : assets owned by the Company with a value that exceeds 50% of the total consolidated assets of the Company, according to the last consolidated financial statements published.

8.2.

8.2.1.	(a) On the occurrence of any of the events in sections 8.1.1 to 8.1.10 (inclusive) above, the Trustee will be required to convene a meeting of the Debentures Holders.

Or

(b) On the occurrence of any of the events in sections 8.1.1 above, the Trustee will be entitled (but not required) , and each of the Debentures Holders holding at least 10% of the nominal value of the unpaid balance of the Debentures principal will be entitled, to request that a meeting of the Debentures Holders be convened.

8.3.
The date of the meeting, to be convened as per the provisions of section 8.2.1(a) or (b) above, will be 30 days following the date of its notification (or a shorter period as per the provisions of section 8.6 hereinafter) and that will have on its agenda a decision to call the immediate payment of all the unpaid balance of the Debentures of the relevant Series, due to one of the events detailed in section 8.1 above. The trustee will act in the said circumstances without delay and at the first reasonable possible date. The invitation notice will mention that should the company act to cancel or stop the event detailed in section 8.1 above, that constitutes the cause for convening the meeting, and notify the Trustee in writing, to the Trustee's reasonable satisfaction, and before the date of meeting, the invitation to the Debentures Holders meeting, as stated, will be cancelled.  It is clarified that the aforegoing provision should not prevent in any way the Trustee from convening a meeting of the holders of the Debentures of the relevant series at an earlier date, should the Trustee consider that the 30 day period as mentioned above, will endanger the rights of the holders, provided that the Trustee is not entitled to call an immediate payment of the Debentures, but only pursuant to the dates detailed in this 8.3 section.

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8.4.
If, until the date of the meeting, any of the events detailed in section 8.1 above was not cancelled or removed, and the decision of the Debentures Holders meeting was received as an extraordinary decision (as defined in section 1.5 above) the Trustee will be required, within a reasonable period of time, and as soon as possible, to call the immediate payment of the whole unpaid balance of the Debentures of the relevant Series, on condition it gave the Company a 15 days written warning of its intention to do so, and the event for which the decision was received was not cancelled or removed during this period.

8.5.
The notification of the extraordinary decision, as mentioned above, taken by the meeting of the Debentures Holders of the relevant series, as stated, will be sent by the trustee to the Company and will constitute an advance written warning to the Company as to its intention to call the immediate payment as stated.

8.6.
The Trustee is entitled, at its discretion, to shorten the said 30 days period (in section 8.2.1 above), and/ or the said 15 warning days (in section 8.4 above) if the Trustee considers that a postponement in the immediate payment of the Company's debt, or any postponement in the invitation of the meeting endangers the rights of the Debentures Holders, but in any case the Trustee will not do so without sending the company a written prior notice , mentioning the reasons for the reduction, and on condition that no satisfactory answer was received from the Company on this matter within 2 business days from the said notice date.

9.	Claims and procedures by the Trustee

9.1.
In addition to any provision of the Deed as a right and independent authorization, the Trustee shall, without giving additional notice, take all such steps, including legal proceedings, as it deems fit and subject to the provisions of any law, for purposes of safeguarding the rights of the debenture holders.

9.2.
Nothing in the foregoing shall prejudice and/or derogate from the Trustee’s rights to commence legal and/or other proceedings also if the Debentures have not been made immediately due and payable, all of which is intended to safeguard the debenture holders and/or for purposes of the grant of any order in relation to the affairs of the trust, and subject to the provisions of any law.  Notwithstanding the contents of this Clause 9, it is clarified that the right to make the Debentures immediately due and payable shall only arise in accordance with the provisions of Clause 8 above and not pursuant to this Clause 9.

9.3.
The Trustee is entitled, at its exclusive discretion, and without the need to notify the Company, to apply to the appropriate court of law to receive instructions concerning any matter related to this Deed and/ or resulting from it.

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9.4.
The Trustee shall be bound to do as prescribed in subsection 9.1 above, should it be requested to do so by an extraordinary decision taken by the General meeting of the Holders of the Debentures of the relevant Series, unless it considered that in the circumstances it will not be rightful and/ or reasonable to do so, and applied to the Court to receive instructions on the matter in hand, on the first reasonable date.

9.5.
The Trustee is entitled, prior to proceeding as stated above, to convoke a meeting of the Debentures Holders, of the series it serves as a Trustee for, in order for the Holders to decide, by an extraordinary decision, what steps should be taken for the realization of their rights, as arising from this Deed. The Trustee shall be entitled as well to re-convoke the meeting of the Holders of the Debentures of the relevant Series, in order to receive instructions concerning the management of the above steps. The Trustee will act in the above mentioned cases with no delay and at the first reasonably possible time, and in accordance with the provisions of the second addendum to the Deed, regarding the invitation of the Holders' Meeting. In order to remove any doubt it will be clarified  that the Trustee is not entitled to delay steps for the demand of immediate payment the Debentures Holders meeting decided upon pursuant to section 8 above, if the delay might damage the holders' rights.

9.6.
Pursuant to the provisions of this Deed of Trust, the Trustee is entitled but not required to convoke at any time a General Meeting of the Holders of the Debentures its serves as a trustee for, in order to discuss and/ or to receive instructions on any matters concerning this Deed. In order to remove any doubt it is clarified that the Trustee shall not be entitled to delay the invitation to the meeting when this delay might damage the rights of the Holders of the Debentures of the relevant Series, and all pursuant to the provisions of the second addendum to the deed, concerning the  Holders' Meeting.

9.7.
Whenever the Trustee is required pursuant to the provisions of this Deed to engage in any action, including opening of procedures or filling a claim, as per the request of the Holders of the Debentures of the relevant Series, as stated in this section, the Trustee will e entitled to abstain from engaging in this action until it receives instructions from the holders' meeting and/ or instructions from the court of law it applied to, at its discretion, for instructions, when it considered that those instructions are necessary . In order to remove any doubt it will be clarified  that the Trustee is not entitled to delay steps for the demand of immediate payment the Debentures Holders meeting decided upon pursuant to section 8 above, if the delay might damage the holders' rights.

9.8.
In cases as stated in sections 9.5 and 9.7 above, the Trustee will convoke the meeting without delay, and will not abstain from acting (including actions necessary  for the protection of the Debentures Holders of the relevant series rights) if this abstention might endanger the rights of the Holders of Debentures of the relevant series.

Appendix - A

10.	Distribution of the receipts

All of the receipts received by the Trustee, except its fees and the payments of any debts owed to it, in any manner, including but not limited to, as a result of the demand of immediate payment of Debentures and/ or as a results of steps taken, if taken, against the Company, will be held by it in trust and will be used by it for purposes and according to the following debts payment priorities:

First – for the payment of any debt related to the Trustee fee and its expenses; Second – for the payment of any other amount according to the compensation obligations (as this term is defined in section 23 hereinafter); Third – for the payments to debentures holders that paid according to section 23.7 hereinafter; Fourth - for the payments to Debentures holders of the interests for delay (if set forth), the interest for delay and/ the principal due to them as per the Debentures terms (and subject to the linkage terms of the Debentures) pari passu, and relative to the delayed interest amount/and or the principal, due to each of them without preference or priority rights of any of them; Fifth - for the payments to Debentures holders of the principal and interest amounts due to them as arising from to the Debentures held by them, pri-passu and subject to the linkage terms of the Debentures, that are not yet due for payment, and relative to the amounts due to them,  without any preference as to the priority resulting from the time the Debentures were issued by the Company or other; and Sixth – the remainder, if any, will be paid by the trustee to the Company and its substitutes.

It is clarified that, if the Company had to make any payments pursuant to the provisions of this Deed (including expenses as mentioned above), and it failed to do so, the Trustee will take action for the receipt of the said amounts from the Company, and if successful, the amounts will be held by it in trust and be used by it for purposes according to the priorities detailed in this section.

From the payments to the debentures holders, tax will be deducted at source, if such an obligation exists under any law.

The payments to the Debentures Holders by the Trustee as stated above, from the receivables received by it, is subject to the rights of other creditors of the Company, that have priority on or are equal to those of the Debentures Holders under the law, if any, pursuant to the provisions of the law.

11.	Authority to request payment to holders through the Trustee.

Subject to the adoption of a regular decision by the Debentures Holders, the Trustee is entitled to instruct the company in writing to transfer to the Trustee's account, for the Debentures Holders, notwithstanding the payments made to them, the next payment, in whole or in part (interest and/or principal) to be transferred by the Company to the Trustee at a date set forth by this Deed, or subject to it, (and not before), and this in order to finance the procedures and/ or the expenses and /or the Trustee's fee, as per this Deed. The Company is not entitled to refuse to act in conformance with the Trustee's notification, and it shall be considered that the Company fulfilled its obligations towards the Holders, if it transferred the whole amount requested by the trustee to the account whose details where detailed in the Trustee's notification. The aforegoing provisions shall in no way release the Company from its obligations to pay additional fees and expenses, if any, pursuant to the provisions of this Deed or the law.

12.	Authority to delay cash distribution.

12.1.
Notwithstanding with the above section 10, should the monetary amount received as a result of the procedures stated above, to be  distributed at any time, as stated in the same section, be less than 1 million NIS, the Trustee will not be required to distribute it, and it will be entitled to invest the said amount, in whole or in part, in investments allowed pursuant to this Deed, and to replace those investments from time to time with other allowed investments, at its discretion.

Appendix - A

12.2.
Should the above mentioned investments, together with their profits and additional amounts to be received by the Trustee for payment to the Debentures Holders, if any, reach an amount sufficient for the payment the above mentioned total, the Trustee will be bound to use the said amount , according to the priorities in section 10 above, and distribute the said amount on the next date of the principal or the interest payment. Notwithstanding with the above, the payment of the Trustee fee and its expenses will be settled out of the said amounts, immediately on the due date of the fee payment and/ or immediately after the payment of the expenses by the trustee (as the case may be), even if the total amount received by the Trustee is less than 1 million NIS.

12.3.
Notwithstanding with the above, the Debentures Holders are entitled, upon an extraordinary decision, to request the Trustee to pay them the accumulated amounts, even when they did not reach 1 million NIS.

13.	Notice regarding distribution and deposit with the Trustee

13.1.
The Trustee will notify the Debentures Holders about the place and the time of any payment of the payments mentioned in sections 10 and 12 above, 14 days in advance, by a notification to be transmitted as set forth in section 24 hereinafter.

13.2.
After the determinant  date in the notification, the Debentures Holders will be entitled to interests according the fixed rate of the Debentures, only for the remainder of the principal amount (if any), less the amount paid, or offered to them for payment as stated.

13.3.	The amounts distributed as per section 13.1 above, will be considered as payments on the account of the payment of the Debentures.

13.4.
Any amount due to a Debentures Holder that was not actually paid on the due date, for reasons not dependent on the Company, while the Company was willing to pay it, will not accumulate interest and linkage differences  after the due date, and the Debenture Holder will be entitled to those amounts only, it was entitled to on the due date of the said payment on the principal, the interest or the linkage differences .

13.5.
The Company will deposit with the Trustee within 15 business days from the date set forth for this payment, the payment amount that was not paid on time, as stated in subsection 13.4 above, and notify in writing, to the addresses known to it, the Debentures Holders about the said deposit, and the above deposit will be considered as settlement of that payment, and in case of complete repayment of the Debentures, as redemption of the Debentures as well.

13.6.
The Trustee will invest the money transferred to it as stated in subsection 13.4 above, in allowable investments pursuant to this Deed, as stated in section 16 hereinafter). Should it do so, it will owe the creditors of those funds only the compensation received from the realization of the investments, less reasonable  expenses related to the said investment, including those related to the management of the trust accounts, the reasonable fees less mandatory payments related to the trust account and the Trustee's expenses. The Trustee will transfer money from the said funds to the Debentures Holders entitled to them, less its reasonable expenses as detailed above, and this as close as possible following the presentation, to the Trustee, of reasonable proofs and certificates showing their entitlement to those amounts, and, as the case may be, - reasonable profs and certificates , which will be to the satisfaction of the Trustee, concerning the removal of the obstacle for the actual payment to the Holders.

Appendix - A

13.7.
The Trustee will keep these funds and invest them as stated, until the ending of one year from the final repayment of the Debentures (or until the payment date to the Debentures Holders, whichever occurs sooner). After this date, the Trustee will transfer to the Company the funds as stated in section 13.6 above, that were not distributed by it to the Holders and remained in its hands at that date. The Company will hold those funds in trust for the Debentures Holders, entitled to them, and in respect to the funds transferred to it by the Trustee as stated above, the provisions of subsection 13.6 above will apply, with the required modifications.

13.8.	The Company will confirm to the Trustee in writing the holding of the funds by it, and their receipt in trust for the said Debentures Holders.

13.9.
The Company will hold those funds in trust for the Debentures Holders, entitled to them, for an additional year from the day they were transferred to it by the Trustee, and will not use them, and will invest them pursuant to the provisions of this Deed. Funds not demanded a Debentures Holder two years from the final repayment of the Debentures, will be transferred to the Company, and it will be entitled to use them for any purpose whatsoever.

14.	Receipt from the Debentures Holders and from the Trustee.

14.1.
A receipt signed by the Trustee concerning the deposit of the sums of the principal, the interest and the linkage differences in its possession to the benefit of the Debenture Holders, will release the Company categorically in all matters related to payment of the sums stated on the receipt.

14.2.
A receipt signed by Debenture Holder for the sums of the principal, the interest and the linkage differences that have been paid thereto by the Trustee for that Debenture will release the Trustee categorically in all matters related to payment of the sums stated on the receipt.

14.3.	Funds distributed as stated in section 13 above will be considered as payment on the account of the repayment of the Debentures.

15.	Presentation of a Debenture to the Trustee and Noting Concerning Partial Payment

15.1.
The Trustee shall be entitled to demand that a Debenture Holder present to the Trustee, at the time of payment of any interest or partial payment of principal, interest and linkage differences in accordance with Sections 10,12 and 13 hereof, the debenture certificate for which the payments are being made, and the Debenture Holder shall be bound to present the debenture certificate as stated, without any obligation from the part of the Debentures Holders to any payment and/or expenditure and/or responsibility and/or liability.

15.2.	The Trustee shall be entitled to note on the Debenture certificate a comment concerning the sums paid as above and the date of payment thereof.

Appendix - A

15.3.
The Trustee shall be entitled, in any special case, at its discretion, to waive the presentation of the Debentures after it is given, by the Debenture Holder, a statement of indemnification letter and/or a sufficient guarantee, to its satisfaction, for damages that may be sustained, due to not noting the said comment, as it deems fit.

15.4.	Notwithstanding the foregoing, the Trustee shall be entitled, at its discretion, to make notes in other ways concerning such partial payments.

16.	Investments of Funds

All sums that the Trustee is allowed to invest pursuant to this Deed, will be invested by it in bank/s, rated AA and above, in its name or to its order, in investments that are securities of he State of Israel or other securities that the laws of the State of Israel permit investment of the trust money in, as the Trustee deems fit and subject to the provisions of this Deed of Trust, as long as any investment in securities will be in securities that have been given a rating by a Rating Company of not less than AA or equivalent.

17.	Company's undertakings toward the Trustee

The Company undertakes hereby toward the Trustee, as long as the Debentures are not fully repaid, as follows:

17.1.	To continue uninterruptedly to conduct its business in a regular and proper manner .

17.2.
To keep regular account books in accordance with generally accepted accounting principles. To keep the books and the documents used for them as references and allow any appointed representative of the Trustee to inspect at any reasonable time, to be coordinated with the Company in advance, any such book and/or document as required by the Trustee, and this to the extent required, in accordance with its reasonable discretion, for applying and exercising the authorities, powers and authorizations of the Trustee according to this Deed of Trust., provided the Trustee acts in good faith in conformance with the confidentiality obligations as stated in section 17.4 hereinafter. For this matter, an appointed representative of the Trustee is a person appointed by the Trustee for the aforementioned inspection, and this subject to a written notification of the Trustee to be delivered to the Company, as the case may be, and include the Trustee's confirmation that the aforementioned representative undertook towards the Trustee and the Company to keep in confidence any information that is given to it in the framework the activities performed for the Trustee.

17.3.
To notify the Trustee in writing at the earliest reasonably possible, and not later than 4 business days after it was informed, of any foreclosure of the Company's assets( as defined in section 8.1 above) appointment of a receiver for the Company's assets, a special director and or a temporary or permanent liquidator, and to take, at its own expenses, at the soonest, all the reasonable steps for the removal of such a foreclosure or the cancellation of the receivership, as the case may be.

17.4.	To notify the Trustee in writing, as soon as possible, and not later than 4 business days, of the occurrence of any event of the events detailed in section 8.1 above (including its subsections.

17.5.	To give the Trustee any copy of any document or information the Company transferred to the Debentures Holders of the relevant Series, if any.

Appendix - A

17.6.
The Company shall give the Trustee or its appointed representative that shall be an advocate and/or a certified accountant (and that the Trustee shall notify the Company of its appointment) additional information on the Company (including explanations, documents and calculations related to the Company, its business or assets) and shall instruct its accountant and legal advisors to do so, as reasonably requested in writing by the Trustee, and this and this to the extent required, in accordance with its reasonable discretion, for applying and exercising the authorities, powers and authorizations of the Trustee and/ or its representatives according to this Deed of Trust, including information that may be essential and required for the protection of the rights of the Holders of the Debentures of the relevant Series,  provided the Trustee acts in good faith in conformance with the confidentiality obligations as stated in section 17.4 hereinafter.

17.7.
To give the Trustee, not later than 30 days after the date of the publication of a Shelf Offering Report, or the expansion of the series (in any manner, including but not limited to a private issuance or by a Prospectus), a clearing schedule for the payment of the Debentures of the relevant Series (principal and interest) in an Excel file.

17.8.
To summon the Trustee to the General Meetings (whether regular General Meetings or Extraordinary General Meetings of the Company shareholders) without granting the Trustee voting rights in these meetings. The publication of the invitation to the General Meeting of the Company's shareholders in the MAGNA system of the Securities Authority, shall be construed as a faithful invitation for the requirements of this section.

17.9.	To give the Trustee the reports as detailed in section 29 hereinafter.

17.10.
To undertake any action reasonably required and/or necessary , as per the provisions of any law validating the exercise of the authorities, powers and authorizations of the Trustee and/ or its representatives according to this Deed of Trust.

17.11.
On each 31 of December of each year, and as long as this Deed is in force, the Company shall present to the Trustee a declaration stating that at its best knowledge, during the period starting with the Debentures issue date or the period starting with the date of the previous declaration presented to the Trustee as per this subsection, (the latest), and until the date of the presentation of the declaration, there was no fundamental breach of the provisions of the Deed of Trust and its appendices by the Company ( including in regard to the provisions of the specific sections in regard to which the Trustee requested the Company's declaration), unless this was stated in the said declaration.

17.12.
The Trustee undertakes, by its signature on this Deed of Trust, that it and all its employees will keep any information communicated as stated in this section 17 in confidence. It is clarified that subject to the law, the transfer of to the Debenture Holders for making a decision that is related to their rights in accordance with the Debentures or for giving a report on the state of the Company does not constitute a violation of its undertaking for confidentiality, to the extent that this information is reasonably needed for protecting their rights in accordance with the Debentures, this Deed and any law.

Appendix - A

18.	Additional Undertakings

After and to the extent that the Debentures are called for immediate repayment, as defined in Section 8 above, the Company will perform, from time to time and at any time it is required to do so by the Trustee, all of the reasonable actions in order to provide for the exercising of all of the authorities granted to the Trustee, and in particular the Company will perform all of the following actions, to the extent that they are reasonable:

18.1.
To the extent that it will be required according to the provisions of section 18.1 11, will transfer and submit to the Trustee the consideration for the Debentures called for repayment, as per their terms

18.2.
It will declare the declarations and/or sign all of the documents and/or execute and/or have executed all of the actions that are necessary and/or required by law for validating the exercise of the authorities, the powers and the authorizations of the Trustee and/or the agent thereof as per this Deed of Trust

18.3.	It will give all of the notices, the orders and the instructions that the Trustee considers beneficial and will demand them for the application of this Deed.

19.	Reporting by the Trustee

19.1.	[deleted]

19.2.	The Trustee shall prepare, at the end of each calendar year from the date of the Shelf Offering report, an annual report on the trust affairs ("The Annual Report").

     The Annual Report will include breakdown of the following subjects:

19.2.1.	Current details of the course of affairs of the Trust in the elapsing year;

19.2.2.	A report on extraordinary events concerning the Trust that have occurred during the elapsing year.

Whoever shall demonstrate to the Trustee's satisfaction that it holds a Debenture will be allowed to review the Annual Report in the offices of the Trustee during acceptable business hours and will be allowed to receive a copy thereof upon demand.

20.	The Trustee's fee

The Company will pay the trustee for its services, according to the provisions of Appendix 20 – The Fees, attached to this deed.

21.	Special Authorities

21.1.
The Trustee is entitled, within the performance of the Trust affairs according to this Deed,, to order the opinion or written advice of any advocate, certified public accountant, appraiser, assessor, surveyor, mediator or other expert, whether such an opinion and/or advice has been prepared at the request of the Trustee and/or by the Company and shall be allowed to act in accordance with its conclusions, and the Trustee shall not be held accountable for any loss or damage caused as a result of any activity or failure undertaken by it when agreeing to the aforesaid advice or opinion, unless being found liable of negligence (except negligence exempted by law, as shall be from time to time) and/ or of bad faith and/of malice by a court ruling. The trustee will make available to the Company a copy of such an opinion or advice, to be reviewed by the Debentures Holders and the Company, upon demand, unless the Trustee considers that such a reviewed is detrimental to the Debentures Holders rights. The Company shall assume all the reasonable expenses  for the employment of the advisors appointed as aforementioned, should the Trustee notify the Company in advance of its intention to receive an expert opinion or advice as aforesaid.

Appendix - A

21.2.
Any such advice and/or opinion may be given, sent or received by a letter, telegram, facsimile and/or any other electronic data transfer medium and the Trustee shall not be held accountable for any activity undertaken by it by consenting to the advice or opinion or for any information sent by one of the above mentioned manners, should they include any errors or not be authentic, unless the errors or the lack of authenticity could have been found under a reasonable examination, and unless it did not act negligently (except negligence exempted by law, as shall be from time to time) and/ or  in bad faith and/of maliciously. It is clarified that the documents shall be transferrable, on one hand, and the Trustee is entitle to relay upon them, on the other side, only where they are received in a clear manner, and when no difficulty is encountered in their reading. In any other case, the Trustee will be responsible to request their receipt in such a manner  as to enable their proper reading and understanding.

21.3.
The Trustee will not be requested to notify any party of the signing of this Deed, and is not allowed to intervene in any manner  in the management of the business or affairs of the Company. The provisions of this section do not limit the Trustees activities that should be performed according to this Deed of trust.

21.4.
The Trustee shall faithfully use the powers, authorizations and authorities granted by this Deed,  as per its absolute consideration, and will not be responsible for any damage caused due to a misjudgment, unless the Trustee acted in negligently (except negligence exempted by law, as shall be from time to time) and/ or  in bad faith and/of maliciously.

22.	The Authority of the Trustee to employ proxies

The trustee shall be entitled to appoint proxy/proxies to act in its place, whether an advocate or another person, to act or participate in special activities required in relation to the trust, and to pay a reasonable fee to each aforesaid proxy, and without prejudice to the generality of the above, for taking legal actions or representation in merging or division procedures of the Company. The Company shall be entitle to oppose the above appointments for any reasonable reason, including when the proxy competes, directly or indirectly with the Company's activities. It is hereby clarified that the appointment of the proxy shall not detract from the Trustees responsibility according to this deed and or the law to its activities and the activities of its proxies.

23.	Indemnification

23.1.
The Company and the Debentures Holders (at the relevant determinant date as stated in section 23.5 hereinafter, each for its obligations as stated in section23.3 hereinafter) , as the case may be, undertake hereby to indemnify the Trustee and any person serving in its company, its employees and its shareholders ("Entitled to indemnification") :

23.1.1.
For any charge according to a court rule (for which no stalling of procedures was pronounced) or according to a compromise that was conclude (to the extent that if the compromise is related to the Company, the Company agreed to the compromise) on the account of activities performed by the persons entitled to indemnification, or that they have to perform pursuant to the provisions of the Deed and/or the law and/ or the provisions of a competent authority and/or any law and/or upon the request of the Debentures Holders and/or the Company; etc

Appendix - A

23.1.2.
For the fees of the persons entitled to indemnification and any reasonable expenses incurred and/or to be incurred in the execution of the trust, that upon their reasonable opinion were required for the execution of the above and/or as a result of the exertion of authorities and authorizations pursuant to this Deed.

And all on condition that:

23.1.3.	The persons entitled to indemnification shall not request indemnification in advance on a matter that is urgent (this without prejudice to their rights to request indemnification post factum)

23.1.4.	The persons entitled to indemnification acted in good faith and this activity was performed within the fulfillment of their duty, according to the provisions of law and this Deed.

23.1.5.	The persons entitled to indemnification were not negligent (except negligence exempted by law, as it may be from time to time);

23.1.6.	The persons entitled to indemnification did not act maliciously;

23.1.7.
The trustee notified the Company in writing, immediately after he was informed, of any claim and/or request as stated, and enabled the Company to handle the procedures, unless the procedures are handled by the Trustee's insurance company or if the Company has a conflict of interests.

The indemnification obligation, as per section 23.1 will referred to as "the indemnification obligation"

It is agreed that whenever it will be argued against the persons entitled to indemnification that (1) acted in bad faith or not within the fulfillment of their duty or not according to the provisions of law and this Deed; and/or (2) were negligent; and/or (3) acted maliciously – the persons required to indemnify (the company or the Debentures Holders, as applicable)  will have to pay to the persons entitled to indemnification, immediately after their request the amount of the "Indemnification Obligation", and if it will be determined later by a peremptory court decision that the persons entitled to indemnification as claimed against them, the persons entitled to indemnification will reimburse the "Indemnification Obligation", paid to them.

23.2.
Without prejudice to the "Indemnification Obligation", of section 23.1 above, whenever the Trustee will be required by the provisions of this Deed and/ or the law and /or the instructions of a competent authority and/or any law and/or upon the demand of the Debenture Holders and/or the demand of the Company to perform any action, including, but not limited to instigating proceedings or filing claims upon the demand of the Debenture Holders, as stated in this Deed, the Trustee shall be allowed to abstain from taking any such action until it receives, to its satisfaction, a monetary deposit for the covering of the "Indemnification Obligation" ("the funding cushion") as a first priority from the Company, and if the Company does not deposit for any reason whatsoever the funding cushion, in whole or in part, the Trustee will request the Debentures Holders, holding the Debentures on the determinant date (as per section 23.5 hereinafter) to deposit in its hands the amounts of the funding cushion (in whole or its balance, as applicable) each one according to its 'relative part' (as per the term definition hereinafter) , should the Debentures Holders not deposit  the amounts of the funding cushion (in whole or part, as applicable), the Trustee shall not be required to perform the relevant  action or procedures. However, the foregoing does not exempt the Trustee from taking urgent action necessary for preventing material infringement to the rights of the Debentures Holders.

Appendix - A

23.3.	The "Indemnification Obligation":

23.3.1.
Will be applicable to the Company for (1) any actions taken in conformance with the provisions of the Deed of Trust for the protection of the rights of the Debentures Holders (including upon the demand of a Holder, in the circumstances detailed in this Deed, necessary for protection as stated); and (2) any actions taken upon the Company's demand.

23.3.2.
Will be applicable to the Holders holding on the determinant date (as per section 23.5 hereinafter) for (1) any actions taken upon the demand of the Debentures Holders (excluding aforementioned actions taken upon the demand of the Holders, in the circumstances detailed in this Deed, for the protection of the rights of the Debentures Holders) ; and (2) in case of non-payment by the Company of the amounts of the "Indemnification Obligation", (in whole or in part, as applicable), as per its obligation pursuant to section 23.3.1 above (subject to the provisions of section 23.6 hereinafter).

23.4.
Whenever: (a) the Company will not pay the amounts needed for the covering of the "Indemnification Obligation", in whole or in part, or will not deposit the amounts of the 'funding cushion' in whole or in part, as applicable; and/or (b) the Indemnification Obligation applies to the Holders, pursuant to the provisions of section 23.3.2 above and/or the Holders were requested to deposit the amounts of the 'funding cushion' in whole or in part as per section 23.2 above, the following provisions shall be applicable:

23.4.1.	The funds will be collected as follows:

23.4.1.1.
First – the funds will be financed from the interest amounts and/or the principal the Company must pay to the Debentures Holders after the date of the required activity, and the provisions of section 11 above will be applicable;

23.4.1.2.
Second – if according to the Trustees opinion, the deposited amounts for the 'funding cushion' is not sufficient for covering the "Indemnification Obligation", the Holders holding on the determinant date (as per section 23.5 hereinafter) shall deposit, according to their relative part (as this term is defined), the missing amount into the hands of the Trustee.

"Its relative part" means: the relative part of the Debentures held by the Holder on the relevant determinant date, as per section 23.5 hereinafter, of the total nominal value in circulation at that time. It is clarified that the relative part of a certain Holder shall remain fixed until the date of the full payment of the relevant Indemnification Obligation, or until the date the Trustee will announce there is no need to pay the said Indemnification Obligation, and this even if after that relevant determinant date a change will occur in the nominal value of the Debentures held by the Holder.

Appendix - A

23.5.	The determinant date for the determination of the obligations of the Holder in regard to the Indemnification Obligation and/or the payment of the 'funding cushion' is as follows:

23.5.1.
Whenever the Indemnification Obligation and/or the payment of the 'funding cushion' are required due to a decision or an urgent action, necessary for preventing a material infringement to the rights of the Debenture Holders, and this without any prior decision of the Debentures Holders Meeting – the determinant date for the obligation will be the closing of the Trade Day of the day the action is taken, or the day the decision for taking the action is received by the Trustee, and if this day is not a Trade Day, than the previous Trade Day.

23.5.2.
Whenever the Indemnification Obligation and/or the payment of the 'funding cushion' are required according to the decision of the Debentures Holders Meeting – the determinant date for the obligation will be the determinant date for the participation in this meeting (as set forth in the invitation notification to this meeting), and the obligation will apply as well to a Holder that did not attend or did not participate in this meeting.

23.6.
The payment made by the Holders instead of the Company of any amount due by the Company according to this section 23, does not exonerate the company from its obligations for the said payment. Whenever the Holders had paid any amount due by the Company, according to this section 23, instead of the Company, the Trustee shall take steps for the collection of the said amounts from the Company, and if successful, those sums will be kept by the Trustee in Trust and used by it for purposes in the order of priority detailed in section 10 above (and all – except if the Debentures Holders of the relevant series decided otherwise, by an extraordinary decision).

23.7.	In regard to the priority of the reimbursing of the Holders that undertook the payments as per this section, from the receivables held by the Trustee, the provisions of section 10 will apply.

24.	Notices

24.1.
Any notice from the Company and/or the trustee to the Debenture Holders will be made by way of publishing an immediate report in the MAGNA system of the Securities Authority (the trustee is entitled to instruct the Company, and the Company shall be required to report immediately in the MAGNA system in the name of the Trustee any report in the format as forwarded in writing by the Trustee to the Company); and in the cases detailed hereinafter, the notice will be published in two widely distributed daily newspapers that are published in Israel in Hebrew; (a) an arrangement or settlement under Section 350 of the Companies Law; (b) merging. Any notice to be published or sent as above will be considered as having been delivered to the Debentures Holder on the day of its said publication (in MAGNA or the newspapers, as the case may be).

Appendix - A

24.2.
Should the Company cease to be a reporting corporation as defined by law, or a corporation reporting according to chapter 3 e of the law, any notice from the Company and/or the Trustee to the debentures Holders will be made by registered mail to the last address of the registered Debentures Holders, as detailed in the Debentures Holders register and/or by publishing it in two widely distributed daily newspapers that are published in Israel in Hebrew. Any notice sent by registered mail will be considered as having been delivered to the Debentures Holder three (3) business days after being sent by registered mail.

24.3.
Copies of the notices and the invitations sent by the Company to the Debentures Holders will be sent to the Trustee as well. It is clarified that, the said notices and invitation do not include current Company reports to the public. The copies of the notices and the invitations sent by the Trustee to the Debentures Holders will be sent by it to the Company as well.

24.4.
Any notice or demand from the Trustee to the Company or from the Company or on its behalf to the Trustee, may be sent by registered mail to the addresses sated in the Deed of Trust (or to another address to be notified by one party to the other in writing) or by e-mail, with a receipt confirmed by return e-mail (not automatic) by the receiving party, or by transmission by facsimile (with telephonic confirmation of the receipt by the addressee), or by courier, and any such notice or demand will be considered as having been received by the party to which the notice was sent: three business days from the day of mailing by registered mail, one business day from the day of its transmission by facsimile or by e-mail; or on the first business day from its sending by courier or on the offering thereof to the addressee for receipt, as relevant.

25.	Waivers, settlements and changes to the terms of the Debentures and the Deed of Trust

25.1.
Pursuant to the provisions of the law, the Trustee is entitled from time to time and at any time, if it is convinced that this does not in its opinion infringe upon the rights of the Debenture Holders of the relevant Series, to waive any violation or non-fulfillment of any of the debentures terms of the relevant Series, or this Deed of Trust by the Company.

25.2.
Pursuant to the provisions of the law and subject to prior approval by an extraordinary decision given by the general meeting of the Debentures Holders of the relevant Series, where two or more holders of the relevant Series , who are attending by themselves or by proxy and together holding at least fifty percent (50%) of the unsettled nominal value of the balance of the principal of the debentures of the relevant series in circulation at the date scheduled for the meeting, or by a deferred meeting, where two  or more holders who are attending by themselves or by proxy and together holding at least ten percent (10%) of the said balance were present, the trustee will be entitled whether before or after the principal of the debentures is called for repayment, to settle with the Company concerning any right or claim of the Debenture Holders of the relevant series, and agree with the Company to any arrangement concerning their rights, including waiving any right or claim of the Debenture Holders of the relevant series, and/or the Trustee  towards the Company .

Appendix - A

25.3.
Subject to the provisions of the Law, the Company and the Trustee are entitled, whether before or after the principal of the debentures is called for repayment, to change the Deed of Trust and/or the conditions of the Debentures, if one of the following is fulfilled:

25.3.1.
The Trustee is satisfied that the change does not adversely affect the Debenture Holders of the relevant Series , except for changes regarding the payment dates according to the Debentures terms (but including technical changes in the dates or in the determinant date for their payment) and the reduction of the interest rate set forth in the Debentures, subject to its written notification to the Debentures Holders of the relevant Series, and the trustee will be entitled to the reimbursement of the expenses by the Company as per section 20 above.

25.3.2.
The suggested change was approved by an extraordinary decision received in the general meeting of the Debentures Holders, where two or more holders of the relevant Series, who are attending by themselves or by proxy and together holding at least fifty percent (50%) of the nominal value of the unsettled balance of the principal of the Debentures were present, or in a deferred meeting, where two  or more holders who are attending by themselves or by proxy and together holding at least ten percent ten percent (10%) of the said balance were present.

25.4.	The Company will sent the debentures Holders a written notice of any change as per section 25.1, 25.2, or section 25.3 above, without delay and as soon as possible its execution.

25.5.
In any case of use of the right of the Trustee in accordance with this section, the Trustee shall be entitled to demand that the Debenture Holders of the relevant series give to it or to the Company their Debentures certificates, for noting a comment concerning any such settlement, waiver, change or amendment and according to the demand of the Trustee, the Company shall note such a comment in the certificates that are given to it. In any case of use of the right of the Trustee pursuant to this section, the Trustee shall announce this in writing, to the Debenture Holders of the relevant series without delay and as soon as possible.

26.	Register of Debenture Holders

26.1.
The Company shall keep and maintain in its registered office a register of the Debenture Holders, listing the names of the Debentures Holders, their addresses and the number and nominal value of the Debentures registered to their name. The register will also list any transfer of title to the Debentures. The Trustee and any Debenture Holder will be entitled, at any reasonable time, to inspect this Register. The Company is entitled to close the register from time to time, for a period or periods that do not exceed an aggregate of thirty days a year.

26.2.
The Company will not be required to note in the Registers of Debenture Holder any notice concerning explicit, implicit or putative Trust, or hypothecation or pledging of any kind or any equity, claim or offset right or any other right, concerning the Debentures. The Company will only recognize the ownership by the person whose name the Debentures are listed under. Its legal heirs, administrators of estate, or executors of the will of the registered owner, or any person who will be entitled to the Debentures due to the bankruptcy of any registered holder (and in the case of a corporation - due to its liquidation) will be entitled to register as the Holders thereof, after giving evidence that in the opinion of the Company is satisfactory for proving their right to be registered as the Holder.

Appendix - A

27.	Certificates and certificates split

27.1.
For Debentures registered under the name of one Holder, one certificate will be issued, or, as per its request, several certificated will be issued (the certificates mentioned in this section will referred to hereinafter as: "The Certificates"), each in a minimum quantity of NIS 1,000 (one thousand) nominal value (hereinafter "the minimum quantity");

27.2.
Each Certificate may be split into Certificates in such a manner that the total nominal value of the debentures thereby included equals the total nominal value of the debentures that were included in the certificate whose split was requested, on condition that the nominal value of each certificate will not be lower than the minimum quantity. The split will be performed subject to a split request signed by the registered owner of the Debenture, object of the Certificate whose split is requested, against the presentation of the Certificate whose split is requested to the Company, at its registered office. The split will take place within 30 days from the end of the month in which the certificate was presented, together with the split request at the Company's registered office. The nominal value of each of the new Debentures certificates to be issued following the split will be given in whole NIS. All the expenses related to the split, including any imposts, if any, will be borne by the party requesting the split.

28.	Expiry of the Tenure of the Trustee

28.1.
The Trustee will be entitled to resign from its functions at any time, and after giving written notice to the Company two) months in advance, elaborating the reasons for resignation. Subject to any law, the Trustee resignation will take effect only after it is confirmed by the court, from the day established in the court confirmation. In ny case the Trustee that its tenure expired will continue to serve in its position until the appointment of  another Trustee in its place for the same Series.

28.2.
The Securities Authority is allowed to apply to the Court with a motion to conclude the tenure of the Trustee, in accordance with Section 35 N of the Securities Law, or any other provision that will replace Section 35 N of the Securities Law.

28.3.
The trustee will cease to serve should it be revealed that it cannot continue to serve due to a change in the provisions of the law or the regulations applicable to its qualifications to serve as a Trustee, including the case when the obstacle is related to the listing of the Debentures for trade on the Stock Exchange. To this end, "obstacle" will also be considered a request from the Securities Authority for the conclusion of the Trustee's tenure. In this case, a new trustee will be appointed, that will be recommended by the Company, subject to the approval of the Debentures Holders Meeting, as stated in section 28.5 hereinafter. The Trustee will waive any claim and/or demand towards the Company concerning its replacement by another Trustee, should it cease to serve as a trustee subject to this subsection , and this without prejudice to the provisions of section 28 hereinafter.

Appendix - A

28.4.	The Company will notify the Debenture Holders of any such event concerning the Trustee's tenure.

28.5.
The Holders of ten percent (10%) of the nominal value of the unsettled balance of the Debentures principal of the relevant series and/or the Company, are entitled to call a general meeting of the Debenture Holders of the relevant Series, and it is allowed to decide, according to a vote of two or more Holders, or their representatives, of at least seventy five  percent (75%) of the said balance, for the transfer of Trustee from its duty. In this case the provisions of section 28.5 hereinafter will be applicable.

28.6.
In the case of expiry of the Trustee tenure, the court is entitled to appoint another Trustee that should be a registered company in Israel, whose main line of business is the performance of trusts, and that complies with the qualifications required by law and this for a period and under conditions as it deems fit. A trustee that its tenure had expired, will continue to serve in its position until the appointment of  another Trustee in its place for the same Series.

28.7.
It is clarified that any appointment of a replacement Trustee according to the provisions of section this 28, will be subject to the approval of the meeting of the Debenture Holders of the relevant Series as well, in a decision to be approved by the vote of two (or more holders), or their representatives, holding together at least fifty percent (50%) of the nominal value of the unsettled balance of the principal of the Debentures of the relevant series.

28.8.
Each new trustee will have the same powers, authorities and other authorizations as the Trustee whose tenure expired, and may act in all senses as though appointed as the Trustee from the outset. It is clarified that the obligations of the Trustee to take actions pursuant to the Deed of Trust and the Debentures will not expire until the transfer of the trust funds, assets and rights, if any, to the new Trustee is completed. The Trustee undertakes to act in cooperation with the company and the replacing Trustee for the transfer thereof. It is clarified that the termination of the Trustee tenure should not detract from the rights, claims or complains the Company and /or the debentures Holders of the relative Series might have against the Trustee, if any, that their cause preceded the date of the expiration of the Trustee tenure, and it does exonerate the Company and/or the Debenture Holders of the relevant series, from any obligations under any law. In addition, the termination of the Trustee tenure should not detract from the rights, claims or complains the Trustee may have against the Company and /or the debentures Holders of the relative Series, if any, that their cause preceded the date of the expiration of the Trustee tenure, and it does exonerate the Company and/or the Debentures Holders of the relevant series, from any obligations under any law

28.9.	The Company will publish an Immediate Report in any event of Trustee resignation and/or appointment of another Trustee instead.

Appendix - A

29.	Reporting to the Trustee

29.1.	In addition to the provisions of section 16 above, the Company will submit to the Trustee, as long as not all the Debentures are repaid:

29.1.1.	Controlled financial statements of the Company, for the fiscal year ended December 31 of the last year, immediately after their publication by the Company.

29.1.2.	Any publication of financial results of the Company, immediately after their publication by the Company.

29.1.3.	Copy of any document the Company submitted to the Debentures Holders.

29.1.4.	Reports on any change in the Debentures rating or the discontinuation of the rating.

29.2.	The publication of the reports and/or the above information in MAGNA by the Company shall be construed as forwarded to the Trustee , for the purposes of this section 29.

30.	Applicability of the Securities Law

On any matter that has not been mentioned in this Deed, and in any case of a contradiction between the provisions of the law and its regulations (that cannot be stipulated) and this Deed, the parties will act in accordance with the provisions of the Law and its regulations.

31.	Meeting of Debenture Holders

Meetings of the Debenture Holders will be called and managed, as stated in the second addendum to this Deed

32.	Early redemption of the Debentures (Series B to D), and the Debentures (Series E to G) initiated by the Stock Exchange

In the event the Debentures are listed for trade, and the Stock Exchange decides to delist from trade Debentures in circulation, because the Debentures' Series value (for Series B to D only) and/or because the value of the holdings by the public in the Debentures' Series (for Series E to G only), is lower than the value set forth by the Stock Exchange guidelines for the delisting from trade of Debentures, the Company will take the following actions:

32.1.
Within 45 days of the decision of the Stock Exchange Board of Directors on the delisting from trade therein, the Company will announce a date for the early redemption, on which the Debenture (Series B to D) Holder and the Debenture (Series E to G) Holder would be allowed to redeem them. The Company will pay the Holder the principal with the addition of linkage differences and interest, as per the Debenture (Series B to D) terms and the Debenture (Series E to G) terms accrued until the actual redemption date.

32.2.
The announcement of the date of early redemption will be published in an immediate report to be forwarded to the Securities Authority and the Stock Exchange, and in two widely distributed daily newspapers that are published in Israel in Hebrew, and will be sent in writing to all the registered Debenture (Series B to D) holders and Debenture (Series E to G) holders.

32.3.
The date of early redemption of the Debentures in Series B to D shall not be earlier than 17 days from the date of publication of the announcement or later than 45 days of the said date, but shall not fall in the period between the determinant date for the payment of interest and the date of its actual payment. Notwithstanding with the above, the early redemption of Debentures in Series E to G only shall not be earlier than 30 days from the date of publication of the announcement or later than 45 days of the said date, but shall not fall in the period between the determinant date for the payment of interest and the date of its actual payment.

Appendix - A

32.4.
On the date of early redemption, the Company will redeem the Debentures ( Series B to D) and the Debenture (Series E to G)for which the Holders have requested the redemption, at their nominal value balance, with the addition of linkage differences and the interest accrued on the principal until the date of the actual payment , (the calculation of interest will be based on a 365-day year).

32.5.
The scheduling of a date of early redemption, as above, does not detract from the redemption rights provided for in the Debentures of any of the Debenture Holders that do not redeem them on the date of early redemption as above, and in the case of Debentures in Series E to G only, does not detract from the conversion rights, but the Debentures (Series B to D) and the Debentures (Series F to I) will be delisted from trade on the Stock Exchange and shall be, inter alia, subject to the consequent tax implications.

32.6.
The early redemption of the Debentures (Series B to D) and the Debentures (Series F to I) as aforesaid will not confer upon the Holder of Debentures redeemed as above the right to receive interest in respect of the period subsequent to the date of redemption.

33.	Early redemption initiated by the Company

The Company will be allowed to call for the early redemption of the Debentures in any of the Series offered under the Offer Report in accordance with the Shelf Prospectus, under the terms and according to the price, mechanism, schedules and the other terms stipulated by the guidelines of the Stock Exchange prevailing at such time, as shall be determined in the Initial Offer Report of the Debentures in the relevant Series.

34.	Addresses

The addresses of the parties will be as specified in the preamble to this Deed, or any other address for which an appropriate written notice is given to the counterparty.

35.	Applicable Law and Jurisdiction

This Deed and its appendices are subject to Israeli law. The exclusive jurisdiction authorized for hearing matters related to this Deed will be competent court in Tel Aviv Yaffo.

36.	Certification for reporting to MAGNA

The Trustee hereby approves by its signature that the electronic authorized signatories of the Company report in its name in MAGNA on its entering this addendum and its signing on it, as requested by law.

Appendix - A

37.	General

Without derogating from the other provisions of this Deed and of the Debentures, any waiver, extension, accommodation, silence, abstention from action (“waiver”) on the part of the Trustee concerning the non-fulfillment or partial or incorrect fulfillment of any of the undertakings towards the Trustee, in accordance with this Deed and the Debenture, will not be considered as a waiver by the Trustee of any right, but as limited consent for the particular instance on which it has been given. Without derogating from the other provisions of this Deed and the Debenture, any change in the undertakings to the Trustee necessitates receipt of the prior written consent of the Trustee. Any other consent, whether oral, or by waiver or abstention from action, or in any manner  that is not in writing, will not be considered as any consent. The rights of the Trustee in accordance with this Deed are independent and unconditional of each other and are in addition to any right that the Trustee has and/or will have by law and/or agreement (including this Deed and the Debenture).

IN WITNESS WHEREOF the Parties have signed this Deed.

B communications Ltd.	Reznik, Paz, Nevo Trustees Ltd

I, the undersigned, Ami Bar Lev, attorney, confirm that this Deed of Trust was duly signed by B communications Ltd., as per its bylaws, by means of the esteemed: Eli Holzman and Doron Turgeman, whose signatures shall be binding upon the company in regard to this Deed.

________________

Ami Bar Lev, attorney

Appendix - A

B communications Ltd.

First Addendum

Debentures Certificate (Series B to D)

Issued hereby is a Debenture that is repayable in __ installments in the years ____ to _____ (inclusive) [and that and bears/ does not bear] [annual interest / linkage differences] as stated below.

Debentures (Series B to D) are registered to name

Certificate No. ______________

Total Nominal value of the Debentures in this Certificate : NIS ______________

The registered owner of the Debentures in this Certificate _________________

1.
This certificate attests that B communications Ltd.. (hereinafter: “the Company”) shall pay on _______ date ____ in each of the years _____ through _____ (inclusive) __% of the nominal value of the Debentures in this Certificate to any Holder (subject to the terms listed in the overleaf) registered on the Debenture on the determinant date for such payment, all subject to the terms listed in the overleaf and in the Deed of Trust of August 31, 2010 between the Company on one side and Reznik, Paz, Nevo Trustees Ltd, and/or whoever shal serve from time to time as trustee for the Debentures Holders as per the Deed of Trust (The Trustee and the Deed of Trust, respectively).

2.	This Debenture bears interest at the annual interest rate specified above and is payable on the dates, all subject to the terms listed in the overleaf.

3.	This Debenture will be [linked/unlinked], (principal and interest) all subject to the terms listed in the overleaf.

4.
This Debenture is issued as part of Debentures Series____ under terms that are identical to the terms of this Debenture, (the Relevant Series) which is issued pursuant to the terms listed in the overleaf and the Deed of Trust, and are not secured by any collaterals.

5.
It is clarified that the provisions of the Deed of Trust will form an integral part of the provisions of this Debenture and will be binding to the Company and to the Holders of Debentures included in said Series. In any case of a contradiction between the provisions of this Certificate and those of the Deed of Trust, the provisions of the Deed of Trust shall prevail.

6.
The payment on the principal and the last installment will be made against delivery of the Debenture to the Company at its registered office, as stipulated in the terms on the overleaf, or anywhere else as advised by the Company, not later than five Business Days before the payment due date.

7.	The Debentures in this Series will have an equal ranking among each other (pari passu) without a preferential right over one another.

Appendix - A

8.
The Company is allowed, at any time and from time to time, (whether by private offering or by public offering), at its exclusive discretion,  without needing the consent of the Debenture Holders or the Trustee or the need to report to any of them including to a Related Corporation, to issue, a different type of Debentures or additional Debentures Series or securities of any type and kind , whether granting a right of conversion into shares of the Company or not granting such right under interest, linkage, securities, payment and other terms, as the Company sees fit, whether they are preferable to the terms of the Debentures equal to them or inferior to them. In addition the Company reserves the rights to expand the Series, from time to time at its exclusive discretion, pursuant to the provisions of any law and Section 2.3 of the terms listed on the overleaf.

9.	Any transfer of Debentures is subject to the transfer limitations detailed in section 8 of the terms listed in the overleaf of the Debenture Certificate.

Signed by the Company on ______
_______________________

B communications Ltd.

By:

Authorized signatory: ______                                                                           Authorized signatory: ______

I, the undersigned, _____, attorney, confirm that this Debenture Certificate was duly signed by B communications Ltd., as per its bylaws, by means of the esteemed: ______ whose signatures shall be binding upon the company in regard to this Debenture

________________

_____, attorney

Appendix - A

B communications Ltd.

First Addendum

Debentures Certificate (Series E to G)  .

Issued hereby is a Debenture that is repayable in __ installments in the years ____ to _____ (inclusive) [and that and bears/ does not bear] [annual interest / linkage differences] as stated below.

Debentures (Series E to G) are registered to name

Certificate No. ______________

Total Nominal value of the Debentures in this Certificate : NIS ______________

The registered owner of the Debentures in this Certificate _________________

1.
This certificate attests that B communications Ltd.. (hereinafter: “the Company”) shall pay on _______ date ____ in each of the years _____ through _____ (inclusive) __% of the nominal value of the Debentures in this Certificate to any Holder (subject to the terms listed in the overleaf) registered on the Debenture on the determinant date for such payment, all subject to the terms listed in the overleaf and in the Deed of Trust of August 31, 2010 between the Company on one side and Reznik, Paz, Nevo Trustees Ltd, and/or whoever shall serve from time to time as trustee for the Debentures Holders as per the Deed of Trust (The Trustee and the Deed of Trust, respectively).

2.	This Debenture bears interest at the annual interest rate specified above and is payable on the dates, all subject to the terms listed in the overleaf.

3.	This Debenture will be [linked/unlinked], (principal and interest) all subject to the terms listed in the overleaf.

4.
This Debenture is issued as part of Debentures Series____ under terms that are identical to the terms of this Debenture, (the Relevant Series) which is issued pursuant to the terms listed in the overleaf and the Deed of Trust, and are not secured by any collaterals.

5.
It is clarified that the provisions of the Deed of Trust will form an integral part of the provisions of this Debenture and will be binding to the Company and to the Holders of Debentures included in said Series. In any case of a contradiction between the provisions of this Certificate and those of the Deed of Trust, the provisions of the Deed of Trust shall prevail.

6.
The payment on the principal and the last installment will be made against delivery of the Debenture to the Company at its registered office, as stipulated in the terms in the overleaf, or anywhere else, as advised by the Company not later than five Business Days before the payment due date.

7.	The Debentures in this Series will have an equal ranking among each other (pari passu) without a preferential right over one another.

Appendix - A

8.
The Company is allowed, at any time and from time to time, (whether by private or public offering), at its exclusive discretion,  without needing the consent of the Debenture Holders or the Trustee, or the need to report to any of them including to a Related Corporation, to issue, a different type of Debentures or additional Debentures Series or securities of any type and kind , whether granting a right of conversion into shares of the Company or not granting such right, under interest, linkage, securities, payment and other terms, as the Company sees fit, whether they are preferable to the terms of the Debentures, equal to them or inferior to them. In addition the Company reserves the rights to expand the Series, from time to time, at its exclusive discretion, pursuant to the provisions of any law and Section 2.3 of the terms listed in the overleaf.

9.	Any transfer of Debentures is subject to the transfer limitations detailed in section 8 of the terms listed in the overleaf of the Debenture Certificate.

Signed by the Company on ______
_______________________

B communications Ltd.

By:

Authorized signatory: ______                                                                           Authorized signatory: ______

I, the undersigned, _____, attorney, confirm that this Debenture Certificate was duly signed by B communications Ltd., as per its bylaws, by means of the esteemed: ______ whose signatures shall be binding upon the company in regard to this Debenture

________________

_____, attorney

Appendix - A

The Terms Listed in the Overleaf
1.	General

In this Debenture, the following expressions will have the following meaning, unless another intention is implied by the context of the statements:

"the Company"	B Communications Ltd
"This Deed or Deed of Trust"	This Deed of Trust including the addendums and appendices attached to it that constitute an intrinsic part of it
"The Trustee"	The trustee mentioned in the Preamble of this Deed and/or any person acting from time to time as trustee for the holders of the debentures pursuant to this deed.
"the Shelf Prospectus"	A Shelf Prospectus of the Company expected to be published in September 2010.
"Offering Report or "Shelf Offering Report"
The offering of debentures of each of the series as per the Shelf Prospectus, made by means of an Offering Report, pursuant to the provisions of Section 23 a of the Law, wherein all the details that are specific to such offer will be completed, including the composition of the offered units, under the provisions of any law and in accordance with the Code and guidelines of the Tel Aviv Stock Exchange, prevailing at such time;

"The Law"	The Securities Law, 1968 and the regulations thereafter, as issued from time to time.
"Register"	The Debentures Holders register, as per section 26 in this Deed.
"Stock Exchange"	The Tel Aviv Stock Exchange Ltd.
Consumers prices Index or the Index
The price index known by the name of "the Consumer Price Index” which includes fruit and vegetables, as published by the Central Bureau of Statistics and Economic Research, including that index even if published by another official body or institute, and including any official index that replaces it, whether composed of the same data as the existing index or not. If it is replaced by another index that is published by such a body or institute, and that body or institute did not determine the ratio between it and the index thus replaced, the ratio will be determined by the Central Bureau of Statistics, and in the case of such a ratio not being determined, it will be determined by the Trustee for the relevant series, following consultation with economic experts of his choice;

Appendix - A

The Index known at a specific date	The last known index before the same date;
The Basic Index for each relevant Series	The index known on a certain day, detailed in the Initial Offer Report of that relevant Series.
The payment index
The index known on the date of making any payment on the account of the principal and/or the interest. The Company will specify in the Initial Offer Report whether the principal and/or the interest of the debentures are secured, as detailed hereinafter:
If the Initial Offer Report of the relevant Series specifies that the principal and/or the interest are linked to the index and that the principal and/or the interest of the debentures are secured, i.e: in the event that the known index on the date scheduled for the relevant payment is less than the basic index, the payment index shall be the basic index. If the Initial Offer Report of the relevant Series specifies that the principal and/or the interest are linked to the index and that the principal and/or the interest of the debentures are unsecured , i.e. the payment index shall be the known index on the date scheduled for the relevant payment, even if this index is less than the basic index; In the case the Company did not determine this in the Initial Offer Report , the debentures are unsecured.

Business Day	A day on which most of the banks in Israel are open for conducting transactions
Business day abroad
Any day when a quote is set for a basic interest rate regarding foreign  currency  published in the Reuters news service or any other source of information detailed in the Initial Offer Report for Debentures from the  relevant series;

"Principal"	The total nominal value of the debentures, of the relevant series,
"Extraordinary Decision"
A decision received by the general meeting of the debentures holders of the relevant series, who are attending by themselves or by proxy and together holding at least fifty percent (50%) of the unsettled nominal value of the debentures, of the relevant series in circulation at the date scheduled for the meeting, or in a deferred meeting, of the holders who are attending by themselves or by proxy and together holding at least ten percent (10%) of the said nominal value, and that was received (either by the original meeting or by the deferred meeting) by a majority of at least seventy five percent (75%) of all the participating votes, excluding the abstainers.

Appendix - A

"the Registration Company"	The registration company. of Bank Hapoalim ltd
"Debentures Series"
Debentures series, to be named Series B to D, when each of those debentures series shall have a total nominal value of up to NIS 2,000,000,000 and/ or series E to G of Company debentures, where each of the above debentures series will have a total nominal value of NIS 500,000,000, registered, whose terms are in conformance with the debentures certificate of the same series, to be issued from time to time by the Company, at its discretion.

Trade Day	Any day on which transactions are executed on the Stock Exchange;
Stock Exchange Clearing House	The Tel Aviv Stock Exchange Clearing House Ltd.
Foreign Currency	Not more than one currency per each series of debentures, as shall be specified in the Initial Offer Report of the Debentures in the relevant Series;
Foreign Currency Exchange Rate
The representative exchange rate of the foreign currency published by the Bank of Israel, or any official exchange rate of the foreign currency in relation to Israeli currency that shall supersede the aforesaid representative exchange rate and that shall be applicable at such time with respect to government bonds that are linked to the exchange rate of the said foreign currency, and if not known, as agreed between the Company and the Trustee.

The exchange rate known at a specific date
The latest exchange rate determined by the Bank of Israel prior to such date. However, during a period in which the Bank of Israel does not customarily determine a representative exchange rate, the known exchange rate at a specific date shall be the rate most recently determined by the Minister of Finance together with the Governor of the Bank of Israel for government bonds that are linked to the exchange rate of the foreign currency, and if not known, as agreed between the Company and the Trustee.

The basic exchange rate for each relevant series	The rate known on a specific day to be specified in the Initial Offer Report of the same relevant Series
The payment exchange rate	The rate known on the actual payment day
Prime or Prime interest	For a specific day: the average prime interest for the said day as published by Bank Hapoalim ltd, Bank Leumi Ltd and Israel Discount Discount Ltd.

Appendix - A

Bank of Israel interest
The interest rate for unlinked NIS , announced by the Governor of the Bank of Israel from time to time as the declared interest rate of the Bank of Israel, or any interest rate as determined by any competent authority instead of the said rate.

Telbor Interest Rate
Tel Aviv Interbank Offered Rate - The interest rate for interbank loans in NIS, which is calculated based on interest bids submitted by several banks in Israel, for a period that shall be determined in the Initial Offer Report of the Debentures in the relevant Series, and that appears on the Reuters data distribution system on the Sample Day (if on Mondays through Thursdays at 13:00 or shortly thereafter and if on Fridays at 12:00 or shortly thereafter) or on any other source of information that shall be agreed between the trustee and the Company and specified in the Initial Offer Report of the Debentures in the relevant Series.

Libor Interest Rate
London Interbank Offered Rate - The interest rate offered on the interbank market in London for dollar deposits for a period that shall be determined in the Initial Offering Report of the Debentures in the relevant Series (week, month, three months, six months etc.), as quoted on the Sample Date at 11:00 London time or shortly thereafter on the Libor01 Page published by the Reuters News Agency or, if this Page is replaced by another page, as quoted on the Sample Date, at the said time or shortly thereafter, on the replacement page.

Euribor Interest Rate
Euro Interbank Offered Rate- The interest rate (in annual terms) offered on the interbank market for euro deposits for a period that shall be determined in the initial offer report of the debentures in the relevant series,(a week, a month, three months, etc) as quoted on the Sample Date at 11:00 Central Europe Time (CET) or shortly thereafter on the Euribor01 Page published by the Reuters News Agency (or, if this Page is replaced by another page,  as quoted at such time or shortly thereafter on the replacement page) or on any other source of information that shall be specified in the Initial Offering Report of the debentures in the relevant series

Government bonds - variable interest
A series of government bonds with variable interest issued under the State Loan Regulations (Bonds of the type Government Bonds – Variable Interest) 2006, as published by the Government Debt Management Unit at the Accountant General. The relevant government bonds series and its redemption date will be specified in the Initial Offering Report of the debentures in the same series

Appendix - A

The Basic Interest
The Libor or the Telbor or the Euribor or the or the Bank of Israel or the  Prime or the one year MAKAM yield, or the interest of a government bond with variable interest, as shall be determined in the Initial Offer Report of the Debentures in the relevant Series

MAKAM
Bonds issued in series by the State of Israel as short term loans, made by the State of Israel under the provisions of the Short-Term Loans Law 5744-1984, and/or any law that shall replace it and/or be added, listed for trade on the Tel Aviv Stock Exchange , and that are sold by a bid  by the Bank of Israel and bear no interest and/or linkage differences.

One year MAKAM
A MAKAM series in circulation, whose redemption date was scheduled for the period closest to the 12 month period from the  Sample Date (as defined hereinafter) on condition that its redemption date is at least 10 months from the Sample Date. In case on no MAKAM as stated is available on the Sample date, the one-year MAKAM will be another series of NIS government bonds that do not bear linkage differences and variable interest, listed for trade on the Tel Aviv Stock exchange, and whose redemption date was scheduled for the period closest to the 12 month period from the Sample Date. The relevant MAKAM series and its redemption date will be specified in the Initial Offering Report of the debentures.

Sample Date for a specific interest period
For the Libor or Eurobor interest – the Business Day Abroad that takes place two (2) Business Days prior to the first day of the said interest period; for the Telbor interest - the Banking Business Day that takes place two (2) Business Days prior to the first day of the said interest period; for the interest of the Bank of Israel, the Prime interest, MAKAM yield and the interest of government bonds with variable interest – the first day of any interest period.

"Date scheduled for the meeting"
A date to be set by the person convening the debentures holders meeting and published in the invitation notice. This date will be the relevant date for proving the ownership of a person on the debentures object of this meeting, that will give him the rights, pursuant to the ownership demonstration as above, to participate in the meeting and take a vote.

The terms of the Debentures (listed in the overleaf) are an intrinsic part of the provisions of the Deed of Trust and the provisions of the deed of Trust should be construed as explicitly included in the said provisions of the Debentures. Whenever the terms of the Debentures are inconsistent with the terms of the Deed of Trust, the terms of the Deed of Trust shall prevail.

Appendix - A

2.	The Debentures

2.1.
The Debentures in this Certificate is part of a Series of up to three (3) Series of Debentures (Series B to D), where each of the Series will have a total nominal value of up to 2,000,000,000 and up to three (3) Series of Debentures (Series E to G), where each of the Series will have a total nominal value of up to 500,000.000, registered to name. The conditions for repayment (principal) of Debentures of each of the said series, the linkage basis (or the absence thereof) and the type of interest (or the absence thereof), or the margin above or under the base interest rate applicable to the principal of the Debentures in each of the aforementioned series, (or the absence thereof) as applicable, will be as detailed in sections 3 – 5 hereinafter.

2.2.
The Debentures Series E to G will be convertible to regular Company shares of a nominal value of NIS 0.01 each, on each trade day, starting with the date the said Debentures were listed for trade on the Stock Exchange, and until a few days prior to the termination of the period of the Debentures of the same series, except for a number of days prior to the date scheduled for partial redemption, in conformance with the Stock Exchange provisions, in force at the date of the Offering Report, as defined in section 1.5 of the Deed of Trust and until the date the partial redemption takes place , and this according to an exchange rate that should not be less than the nominal value of the regular shares at the date of the Initial Offering  Report of the Debentures in Series E to G ( subject to adjustments as detailed in sections 6.1 and 6.3 hereinafter), under the conditions and in the manner detailed in the Initial Offering Report of the Debentures of each of the said Series, as those details will be set forth by the Company prior to the first offering of the Debentures of the relevant Series.. For additional details please see also section 6 hereinafter.

2.3.	Series Expansion

For the expansion of the Series please see section 3.3 of the Deed of Trust

2.4.	Issuance of additional Debentures

For the issuance of additional Debentures please see section 3.4 of the Deed of Trust

2.5.	Securities

For securities that might be linked to the Debentures in this Certificate, please see section 6.1 of the Deed of Trust.

3.	The Principal

3.1.	The principal of the Debentures in Series B to D and Series E to G offered under the Shelf Prospectus and the principal linkage bases

3.1.1.
The principal of the Debentures in Series B to D will be payable in one installment or several installments that will not exceed four quarterly annual installments, as detailed in the Initial Offering Report of the relevant series and subject to the linkage terms as stated in this section hereinafter.

3.1.2.
The principal of the Debentures in Series E to G will be payable in one installment or several installments that will not exceed four quarterly annual installments, as detailed in the Initial Offering Report of the relevant series and subject to the linkage terms as stated in this section hereinafter

Appendix - A

3.1.3.	The principal of the Debentures may be pain in unequal installments.

3.1.4.
The principal of the Debentures in the relevant Series may be linked to one of the linkage bases detailed hereinafter or may be unlinked, all as specified in the Initial Offering Report of the said series, with reference to the definitions of the linkage bases detailed hereinafter:

3.1.4.1.	Linkage to the index

If the terms of the relevant Series of Debentures stipulate the linkage of the principal and interest of the Debentures in that Series to the Index, then the linkage to the Index of the principal and interest will be such that, if on any date of payment on account of the principal and/or interest of said Debentures the Payment Index exceeds the Basic Index, the Company’s principal and/or interest payment would be increased in proportion to the rate of increase in the Payment Index over the Basic Index. The Company may stipulate in the Offering Report of the Debentures that the principal and/or interest of the Debentures are to be secured as detailed below: If in the Initial Offering Report of the relevant Series is stipulated that the principal and/or interest are linked to the index and that the principal and/or interest are secured. Than,  if the known Index on the date scheduled for the relevant payment is less than the Basic Index, the Payment Index shall be the Basic Index. If in the Initial Offering Report of the relevant Series is stipulated that the principal and/or interest are linked to the index and that the principal and/or interest are unsecured, than the Payment Index shall be the Known Index on the date of the relevant payment, even if such index is less than the Basic Index.

The interest payable on the Debentures in that Series will be at a fixed rate as described in Section 4.1 below

3.1.4.2	Linkage to Foreign Currency

If the terms of the relevant Series of Debentures stipulate the linkage of the principal and interest of the Debentures in that Series to foreign currency, then their linkage to foreign currency will be such that, if on any date of payment on account of the principal and/or interest of said Debentures the Payment Exchange Rate exceeds the Basic Exchange Rate, the Company’s principal/interest payment on such date would be increased in proportion to the rate of increase in the Payment Exchange Rate over the Basic Exchange Rate. In case the Payment Exchange Rate is less than the Basic Exchange Rate, the Company may stipulate in the Initial Offering Report of the Series that the principal and/or interest of the Debentures are to be secured ((i.e. if the Payment Exchange Rate is less than the Basic Exchange Rate, the Payment Exchange Rate shall be the Basic Exchange Rate) or unsecured (i.e. the Payment Exchange Rate shall be the Known Exchange Rate on the date of payment, even if such Exchange Rate is less than the Basic Exchange Rate). In case the Company did not stipulate in the Initial Offering Report if the principal and/or interest are secured as aforementioned, they will be unsecured

The interest payable on the Debentures in that Series will be at a fixed rate as described in Section 4.1 below or at a variable rate (the Libor or the Euribor, as stipulated in the Initial Offering Report of the relevant Series, with the addition or less a margin that would be specified in the said Offer Report or determined in a bid) as described in Section 4.3.2 below.

Appendix - A

3.1.4.3	Unlinked Debentures

If the terms of the relevant Series of Debentures do not stipulate any linkage basis for the principal of the Debentures in that Series, the principal will be denominated in NIS and would not be linked to any Index or currency. In this case, the interest on the unlinked principal of the Debentures in that Series, would also not be linked to any Index or currency.

The interest payable on the Debentures in that Series will be at a fixed rate as described in Section 4.2.1 below, or at a variable rate (Bank of Israel interest, or Telbor Interest, or Prime Interest or the one-year MAKAM yield, or the interest of the government bonds with variable interest, as shall be determined in the Initial Offering Report of the relevant Series, with the addition or less a margin that would be specified in the said Offering Report (or determined in a bid) as described in Sections 4.2.2 – 4.2.4 below.

4.	The Interest

The interest on the Debentures in Series B to D and E to G, offered under the Company's Shelf Prospectus:

The principal of the Debentures in the relevant Series will or will not bear interest as determined in the Initial Offering Report of that Series, and in case the principal will bear interest, the calculation mechanisms will be detailed in the Offering report, in reference to the interest calculation mechanisms described below:

4.1.	Interest on index-linked principal

The principal of the Debentures, if these are linked to the Consumer Price Index, will bear linked interest as aforesaid, at a fixed rate, to be determined in the Initial Offering Report of that Series  and/or in a bid according to the said Offering Report.

4.2.	Interest on unlinked principal

The principal of the Debentures, if not linked to any Index or currency, will bear an unlinked interest, at a fixed or a variable rate as described below:

4.2.1.	Fixed NIS interest - interest at a fixed rate, as shall be stipulated in the Initial Offer Report of that Series and/or determined in a bid carried out under such Offer Report.

4.2.2.
Interest at a variable rate, on a basis that if the bid is held on the unit price, the margin above or below the Basic Interest is specified in the Initial Offering Report of the relevant Series, and if the unit price is set (without bid) in the Initial Offering Report of the relevant Series, the margin above or below the Basic Interest will be determined by way of a bid, where in both cases the Basic Interest is the Bank of Israel, or Telbor, or the Prime Interest, as set forth in that Offering Report. – the interest rate for any interest period of the Debentures will be determined according to the said Basic Interest rate (Bank of Israel, or Telbor, or the Prime Interest, as set forth in that Offering Report) as quoted on the Sample date. The Company will submit an immediate report on the interest rate determined as above within four (4) days of the Sample Date (i.e: basic interest plus margin). It is emphasized that the interest rate of Bank of Israel , and/ or Telbor and/or Prime as stated is fixed on a specific Sample date solely in relation to any interest period. The interest rate of Bank of Israel , and/ or Telbor and/or Prime may change during the interest period (for example: as a result of inflationary or other changes) but the interest rate of Bank of Israel , and/ or Telbor and/or Prime determined on the Sample Date will not change during that interest period.

Appendix - A

4.2.3.
Interest at a variable rate, on a basis that if the bid is held on the unit price, the margin above or below the Basic Interest is specified in the Initial Offering Report of the relevant Series, and if the unit price is set (without bid) in the Initial Offering Report of the relevant Series, the margin above or below the Basic Interest will be determined by way of a bid, where the Basic Interest is  the one-year MAKAM yield, as specified in that Offering Report.-

the interest rate for any interest period will be determined according to a fixed rate margin above or below the one-year MAKAM yield, to be determined in the Initial Offering bid, by a bid on the margin as specified in section 2.4 of the Prospectus, or a fixed margin, as specified in the Initial Shelf Offering Report, in an bid offer for the unit price, as detailed in section 2.5 of the Prospectus, where the one-year MAKAM yield shall be calculated on the Sample Date, as the average of the one-year MAKAM yield for the number of Trade Days preceding the Sample Date, as determined in the Shelf Offering Report. The Company will submit an immediate report on the interest rate determined as above within four Trade Days of the Sample Date. It is emphasized that the rate of the one-year MAKAM yield as above, is determined on a specific Sample Date solely in relation to any interest period. The rate of the one-year MAKAM yield may change during the interest period (for example: as a result of inflationary or other changes), but the rate of the one-year MAKAM yield determined on the Sample Date will not change during that interest period.

4.2.4.
Interest at a variable rate, on a basis that if the bid is held on the unit price, the margin above or below the Basic Interest is specified in the Initial Offering Report of the relevant Series, and if the unit price is set (without bid) in the Initial Offering Report of the relevant Series, the margin above or below the Basic Interest will be determined by way of a bid, where the Basic Interest is  the interest of a Government Bond – Variable Interest:

the interest rate for any interest period will be determined according to a fixed rate margin above or below the interest of a Government Bond – Variable Interest,, to be determined in the Initial Offering bid, by a bid on the margin as specified in section 2.4 of the Prospectus, or a fixed margin, as specified in the Initial Shelf Offering Report, in an bid on the margin rate, as specified in the Initial Shelf Offering Report in a bid offer for the unit price, , as detailed in section 2.5 of the Prospectus, The annual interest rate for each of the interest periods will be determined according to the interest rate that bears, on the Sample date, the relevant Government Bond – Variable Interest. The Company will publish in an immediate report, following the date of the publication of the variable rate interest by the Government Debt Management Unit at the Accountant. General, and not later than within four Trade Days from the beginning of each interest period, the interest rates such determined (Basic Interest plus margin). It is clarified that the interest payment dates to be determined by the Company in the Shelf Offering Report, will be scheduled not later than 14 days after the payment of the interest on the relevant Government Bond – Variable Interest, and the duration of the interest periods, except for the first interest period (that might be shorter) will be equal to the interest periods of the relevant Government Bond – Variable Interest.

Appendix - A

4.3.	Fixed interest on foreign currency linked principal

The principal of the Debentures, if these are linked to Foreign Currency, will bear linked interest as aforesaid, at a fixed rate, or a variable rate, as detailed below:.

4.3.1.
Fixed interest linked to Foreign Currency - interest that is linked to a foreign currency, the fixed rate of which shall be determined in the Initial Offering Report of that Series and/or in a bid conducted under such Offering Report

4.3.2.
Interest at a variable rate, on a basis that if the bid is held on the unit price, the margin above or below the Basic Interest is specified in the Initial Offering Report of the relevant Series, and if the unit price is set (without bid) in the Initial Offering Report of the relevant Series, the margin above or below the Basic Interest will be determined by way of a bid, where the Basic Interest is  the Libor or the Euribor Interest rate as specified in that Offering Report - the interest rate for any interest period of the Debentures will be determined according to the said Basic Interest rate (the Libor, or the Euribor Interest, as set forth in that Offering Report) for a period to be specified in that Offering Report, as quoted on the Sample date. The Company will submit an immediate report on the interest rate determined as above within four (4) days of the Sample Date. The said Basic Interest will be the interest commonly used for the currency to which the Debentures principal is linked.  It is emphasized that the Libor or the Euribor interest rates as stated are fixed on a particular Sample Date solely in relation to any interest period. The Libor or the Euribor interest rate may vary during the interest period (for example: as a result of inflationary or other changes) but the Libor or the Euribor interest rate that were fixed on the Sample Date shall not change during that interest period.

4.4.
Notwithstanding with contents of sections 4.1 to 4.3 above, it will be possible to offer Debentures of any Series, in the scope of a non-uniform offer, as specified in section 2.6 of the Prospectus, and in such case the rate of interest or the margin above the base interest and the unit price will not be determined in a bid, but will be specified in the Shelf Offering Report.

4.5.
The interest rate for the first interest period of the Debentures in the relevant Series, and the annual interest rate based on which it was fixed, will be specified in the Initial Offering Report of that Series and/or in a report that will be published by the Company with respect to the results of the bid related to the interest rate and/or the Debentures that bear a variable interest, according to the dates set on the Sample Date as defined above, as applicable.

Appendix - A

4.6.
It is clarified that, for Debentures that bear a variable interest rate, it is to be expected that the rate of interest payable in respect of each interest period will be a different rate of interest as described above.

4.7.
The interest rate determined for each relevant Series will be an annual rate. If the conditions of the Debentures specify that the interest in respect thereof will be paid at more than one time in a year, payment of the interest that will be paid on each interest payment date will be calculated according to the annual rate of interest, divided by the number of payments per year that are specified according to the conditions of the Debentures of the relevant series.  In the first offering report or in the report on the results of the issue, as the case may be, the Company will specify the annual rate of interest as well as the rate thereof where it is divided by the number of annual, half-yearly, or quarterly payments, as the case may be, in a case where the interest is payable on more than one date.

4.8.
The interest on the Debentures in the relevant Series will be payable a number of installments that will not exceed four quarterly annual installments, as shall be stipulated in the Initial Offering Report of the relevant Series in respect of the interest period ended on the date of the payment (the interest period). The first interest period of the Debentures in the relevant Series will commence on the Clearing Day, as specified in that Offering Report, and end the first date of payment. Any subsequent interest period of the Debentures in the relevant Series will commence on the first day following the end of the preceding interest period and end on the date of payment closest after to its date of commencement. The interest for the first interest period will be calculated according to the number of days in this period based on a 365-day year .

4.9.
The last payment on the interest on the principal of the Debentures in the relevant Series will be paid together with the last payment on account of the principal of the Debentures of that series, which shall be done against surrender to the Company of the certificates of Debentures of that series.

4.10.
In case the Debentures Series is rated and a change occurs in its rating, in the Shelf Offering Report and in the amendment to the Deed of Trust (if and as modified) reference will be made to the changes in the interest rates, is any, as a result of the change in the rating.

5.	Payment of the principal and the interest of the debentures

5.1.
The payments on account of the interest and/or the principal of the Debentures of the relevant series which shall be offered pursuant to this Shelf Prospectus will be paid to the persons whose names are registered in the register for that series at the times as specified in the Initial Offering Report of that series, in accordance with the provisions of the Stock Exchange Regulations as in force for the time being ( “the Effective Date for the Relevant Series” ), except for the last payment of the principal and the interest which will be made against surrender to the Company of the certificates of debenture of that series, on the last payment date, at the Company’s registered office or at such other place of which the Company shall give notice not later than five (5) business days before the date of the last payment.

It is clarified that anyone who is not registered in the register with respect to the relevant series on the Effective Date for the Relevant Series will not be entitled to payment of interest in respect of the Interest Period the commencement of which was before that date.

Appendix - A

5.2.
In every case in which the date for making the payment on account of principal and/or interest falls on a day which is not a business day, the date of payment will be postponed to the first following business day thereafter without an increment in payment, and “the Effective Date” for purposes of determining the entitlement to redemption or to interest will not change by virtue of this.

5.3.
The Company will be entitled to state in the Initial Shelf Offering Report in respect of each series of Debentures whether penalty interest will be payable in respect of a default in payment on account of principal and/or interest, and in a situation that such interest will be payable, the Company shall specify its rate in the Offering Report. If the Company has not specified as aforesaid, no penalty interest will be payable in respect of such default in payment.

5.4.	Payment of the principal and the interest will be made subject to the conditions of linkage as set forth in section 3 above, if any.

5.5.
Payment to the entitled persons will be made by check or by bank transfer to the credit of the bank account of the persons whose names are registered in the register with respect to the relevant series, which will be indicated in the details they will furnish in good time in writing to the Company, in accordance with the contents of section 26 of the Deed of Trust.  If the Company fails to pay any amount to the persons entitled thereto, for a reason which is not dependent on it, the provisions of section 7 below will apply.

5.6.
A holder of Debentures of the relevant series shall notify the Company of the details of the bank account to be credited with payment to such holder in respect of the Debentures of that series as aforesaid, or about a change in the details of the aforesaid account or in his address, as the case may be, by way of written notice to be sent to the Company by registered mail.  The Company will be obliged to act in accordance with the holder’s notification regarding such change after the elapse of fifteen (15) business days from the date on which the holder’s notification reached the Company.

5.7.
If a holder of the Debentures who is entitled to payment as aforesaid has not furnished the Company with details regarding his bank account in good time, every payment on account of the principal and the interest will be made by way of check, which will be sent by registered mail to his last address as recorded in the register for the relevant series.  The sending of a check to the entitled person by registered mail as aforesaid shall for all intents and purposes be deemed to be payment of the amount denominated in the check on the date of its posting, provided that the check was met upon due presentation for collection.

5.8.	Any compulsory payment as required according to law will be deducted from every payment in respect of the Debentures of the relevant series.

6.	Right to convert Debentures of Series E to G into shares (“the Convertible Debentures”)

This Paragraph 6 will only apply in relation to each of the series of Debentures (Series E to G) separately and independently from any other series.

6.1.	Conversion conditions

6.1.1.
On any trading day commencing from the first listing for trading of each of the series of Convertible Debentures on the Stock Exchange and up to a number of days before the end of the period of the Debentures of that series, or up to another date to be set, in accordance with the directives of the Stock Exchange as applicable at the date of the first offering report in respect of that series and as will be detailed in the aforesaid offering report ( “the Conversion Period” , and each trading day in the Conversion Period as aforesaid will hereinafter be referred to as “the Conversion Date” , and the last day of the Conversion Period will be referred to hereinafter as “End of the Conversion Period” ), except a number of days before the effective date for partial redemption in accordance with the regulations and directives of the Stock Exchange as in force on the date of the aforesaid offering report, and up to the date partial redemption is made, the balance of the principal of the Convertible Debentures of that series which are in circulation at the time will be convertible into fully paid, registered ordinary shares of NIS 0.01 nominal value each of the Company ( “the Conversion Shares” ), according to a conversion rate, or several conversion rates, that will be specified in the Initial Offering Report, which shall not be less than the nominal value of the Company’s ordinary shares at the date of the aforesaid offering report ( “the Conversion Rate” ), subject to adjustments as described below, and in the manner and on the conditions as will be specified in the aforesaid offering report.

Appendix - A

6.1.2.
Every holder of the Convertible Debentures of any series wishing to convert the balance of the nominal value of the principal of the Convertible Debentures of that series held by him into Conversion Shares ( “the Converting Party” ), shall submit directly to the Company at its registered office (if those Debentures are registered in the name of the Converting Party in the register of that series) or through the Stock Exchange member (in a case in which those Debentures are held by the Converting Party through such Stock Exchange member) on the Conversion Dates, and under all circumstances not later than the end of the Conversion Period with respect to that series a written application on a form as will be devised by the Company, accompanied by the certificates of the Convertible Debentures to which the application relates, (the Conversion Notice).

6.1.3.
Within a single Conversion Notice, the conversion of the nominal value balance of the principal of the number of Convertible Debentures of the same Series that are registered to the name of that Holder may be requested and must be accompanied by all the Certificates of the Convertible Debentures to which the Conversion Notice relates.

6.1.4.
In the event of conversion of Convertible Debentures into shares pursuant to this section that relates only to part of the nominal value sum of Convertible Debentures registered in the same Certificate, the Certificate of Convertible Debentures must first be split into the appropriate number of Debenture Certificates, such that the sum of all the nominal value amounts of the Debentures registered therein is equal to the nominal value sum of the Debenture Certificate divided up as aforesaid.

6.1.5.	The Conversion Notice forms are available at the registered office of the Company as well as in any other location advised by the Company.

6.1.6.
The Converter will, at any time, sign any document that may be required under any law and pursuant to the Company’s directives for the allocation of the Conversion Shares. The date on which the Company receives a Conversion Notice directly from the Converter (with respect to directly held Debentures), or the Stock Exchange Clearing House receives a notice of the conversion of the Convertible Debentures from a member of the Stock Exchange (with respect to Debentures held through the Registration Company), that fully complies with all the terms stipulated in the Prospectus, as appropriate, will be deemed as the date of conversion (“the Conversion Date”).

Appendix - A

6.1.7.
In the event that the Converter does not fully comply with the terms for the conversion of the Convertible Debentures, the Conversion Notice will be deemed as void and the Certificates of the Convertible Debentures will be returned to the applicant.

6.1.8.	A Conversion Notice submitted to the Company may not be cancelled or altered.

6.1.9.
The Converter will not be entitled to the allocation of a part of a single Conversion Share, however any fractions of Conversion Shares that arise upon conversion, if any, will be sold on the Stock Exchange by a trustee that would be appointed by the Company for this purpose, within thirty (30) days of the accrual of such fractions into whole shares in a quantity that is reasonable for sale on the Stock Exchange, taking into consideration the costs involved, and the net consideration from the sale will be proportionately divided between the beneficiaries within fifteen (15) days of the selling date. A check will not be issued to any of the beneficiaries for an amount less than NIS 50; such amounts may be collected at the offices of the Company, on the regular working days and times. An entitled person as aforesaid who does not come to the Company’s offices to receive this amount as aforesaid within twelve (12) months from the date of sale will lose his right to this amount

6.1.10.
Conversion Shares will confer upon their holders full participation rights in any dividend and other distribution the determinant date for entitlement thereto is the Conversion Date or a later date, and will be equal in rights in all respects to the ordinary shares of a nominal value of NIS 0.01 outstanding in the Company’s equity on such date.

6.1.11.
Any Convertible Debentures that are converted will be removed from circulation on their Conversion Date and will be fully cancelled, with retroactive effect to the Conversion Date, from the date of allotment of Conversion Shares in their respect, and will not confer any right to any interest subsequent to the final date of payment of interest thereon, with respect to which the determinant date precedes the Conversion date, and will not confer any right to linkage differences accrued on the balance of the principal under the terms of linkage as stated in Section 3 above (and which would have been payable together with the principal of the Debentures had the applicant not exercised his right to convert the Convertible Debentures into shares as aforesaid).

6.1.12.
Any part of the Convertible Debentures of any Series that is not converted until the End of the Conversion Period of such Series will no longer confer upon its Holder any right to convert it into Conversion Shares, and the related conversion right will be null and void subsequent to said date.

6.1.13.	[deleted]

6.2.	Timetables for the conversion

6.2.1.
The bylaws of the Stock Exchange Clearing House known as of the date of publication of the Shelf Prospectus with respect to the timetable for the execution of an order for the conversion of the Convertible Debentures that are held through members of the Stock Exchange stipulate as follows:

Appendix - A

6.2.2.
The notification by a client of a conversion that is received by 12:00 noon at the offices of the member of the Stock Exchange will be transmitted by that member of the Stock Exchange to the Clearing House not later than 12:00 noon on the following Trade Day.

6.2.3.
Having received a notification of a conversion from a member of the Stock Exchange by 12:00 noon, the Clearing House will debit the member of the Stock Exchange and credit the Registration Company accordingly, this not later than 12:00 noon on the following Trade Day.

6.2.4.
Having received a credit notification pursuant to Section 6.2.2 above by 12:00 noon, the Registration Company will transmit the Conversion Notice to the offices of the issuing company not later than 12:00 noon on the following Trade Day.

6.2.5.	Any notification as mentioned in Sections 6.2.1 through 6.2.3 above that is received after 12:00 noon on any Trade Date will be deemed as having been received by 12:00 noon of the following Trade Day.

6.2.6.
Notwithstanding the said above, on the last Conversion Date preceding final redemption or preceding an ex partial redemption date, as applicable, the members of the Stock Exchange are required to transmit to the Clearing House the final conversion applications by 12:00 noon. The conversion will be executed on the same date. Any member of the Stock Exchange that does not submit an application by said time will be deemed as not having exercised its right for the conversion of the Convertible Debentures in its possession.

In the event that the final date for the conversion of the Convertible Debentures of any Series, or the final date for conversion prior to partial redemption, falls on a day that is not a Trade Day, such date will be deferred to the following Trade Day.

It is hereby emphasized that the conversions of the Convertible Debentures shall be subject to the bylaws of the Stock Exchange Clearing House existing on the actual date of conversion.

Within one Trade Day of the Conversion Date, the Company will allot each Converter certificates in respect of the Conversion Shares due to him, and after approval is received for the listing for trade of the allotted Conversion Shares, the Company will take action to list the Conversion Shares for trade on the Stock Exchange within three (3) days of said date.

6.3.	Directives for the protection of the Holders of Convertible Debentures during the Conversion Period

6.3.1.	Distribution of bonus shares

In the event of the distribution of bonus shares by the Company between the date of the Initial Offer Report of any of the Series of Convertible Debentures and the End of the Conversion Period of such Series, the rights of the Holders of Convertible Debenture in said Series will be protected as follows:

Appendix - A

6.3.1.1.
Subsequent to the determinant date for the entitlement to participate in such distribution, the number of Conversion Shares receivable by the Holder of Convertible Debentures in such Series upon their conversion would be increased by adding the number of shares to which the Holder would have been entitled as bonus shares had he converted the Convertible Debentures immediately before the aforesaid determinant date.

6.3.1.2.
The Holder of the Convertible Debentures will not be entitled to the allocation of a part of a bonus share as above, however any fractions of bonus shares that arise upon allotment, and accrue to whole shares, if any, will be sold on the Stock Exchange by a trustee that would be appointed by the Company for this purpose, within thirty (30) days of the aforesaid date of allotment, and the net consideration (less selling costs and compulsory payments and fees) will be divided between the beneficiaries within fifteen (15) days of the selling date. A check will not be issued to one beneficiary for an amount less than NIS 50; such amounts may be collected at the offices of the Company on the regular working days and times. An entitled person as aforesaid who does not come to the Company’s offices to receive this amount as aforesaid within twelve (12) months from the date of sale will lose his right to this amount

6.3.1.3.	Subject to the stated in the Code and guidelines of the Stock Exchange, the adjustment method may not be altered.

The Company will publish the new adjustment ratio in an immediate report, prior to the opening of the Trade on the EX day.

6.3.2.	Issuance of rights

6.3.2.1.
In the event that, between date of the Initial Offer Report of any of the Series of Convertible Debentures and the End of the Conversion Period of such Series, the Company should offer to its shareholders securities of any kind by way of the issuance of rights, the number of Conversion Shares receivable upon conversion of the Convertible Debentures in such Series that have not yet been converted into ordinary shares of the Company, will be adjusted on the determinant date for entitlement  to purchase securities offered within the issuance of rights, according to the benefit component of the rights, as reflected in the ratio of the quoted price of the Company’s share on the Stock Exchange on the above determinant date, to the basic “ex rights” price. Subject to the stated in the Code and guidelines of the Stock Exchange, the adjustment method may not be altered.

The Company will publish the new adjustment ratio in an immediate report, prior to the opening of the Trade on the "ex" day

6.3.3.	Adjustment with respect to dividend distribution

Should the Company carry out a dividend distribution, as defined in the Companies Law (“the distribution”), the determinant date for the entitlement thereto (“the determinant date for distribution”) falls before the End of the Conversion Period, one of the provisions stipulated in subsections 6.3.3.1 to 6.3.3.3 below shall apply, but it is possible that during the Debentures period several provisions will be applicable alternatively, all as shall be determined by the Company in the Initial Offering Report of the of the relevant series. The Company will publish in detail in the aforesaid Initial Offering Report the manner of adjustment of the Conversion Rate following a distribution, to the extent that such is carried out, based on its selection of one of the following alternatives:

Appendix - A

6.3.3.1.	The Conversion Rate will not be adjusted as a result of a distribution by the Company.

6.3.3.2.
Immediately following the determinant date, a deduction will be made from the conversion rate in respect of each share of an amount equivalent to the “ex” value as defined in the Stock Exchange trading regulations and in the directives issued pursuant thereto.  The Company shall give notice of the adjusted conversion rate as aforesaid prior to the opening of the Trade on the day on which the Company’s shares are traded “ex dividend”.

6.3.3.3.
Commencing on the first Trade Day on which the Company’s shares are traded subsequent to the determinant date for distribution (ex dividend), the Conversion Ratio of the Convertible Debentures in circulation will be adjusted by its multiplication by the ratio of the price of the Company’s share on the Stock Exchange, as determined by the Stock Exchange, adjusted for the distribution (ex dividend price), to the closing price determined for the Company’s share by the Stock Exchange on the determinant date for distribution). The Company will announce the adjustment of the Conversion Ratio, as above, in an immediate report prior to the opening of the Trade on the day on which the Company’s shares are traded “ex dividend

6.3.3.4.
If the Company has failed to specify in the Initial Offering Report which of the alternatives mentioned above will apply to the conversion price of the Convertible Debentures, as aforesaid, the provisions of Paragraph 6.3.3.1 above will apply.

6.3.4.	Additional provisions for protection of holders of the Convertible Debentures in the Conversion Period

From the date of publication of the Offering Report in relation to any series of Convertible Debentures and until all the Convertible Debentures of that series have been converted, but under no circumstances later than the End of the Conversion Period with respect to that series, the following provisions will apply:

6.3.4.1.
The Company shall retain a sufficient quantity of ordinary shares of NIS 0.01 nominal value in its authorized share capital to guarantee the allotment of all the shares likely to arise from a conversion of all the Convertible Debentures of that series which are in circulation from time to time, and to the extent necessary, the Company shall cause an increase of its authorized share capital accordingly.

6.3.4.2.
If the Company consolidates the ordinary shares of NIS 0.11 nominal value in its issued share capital into shares of a larger denomination, or sub-divides the shares into shares of a smaller denomination – the number of Conversion Shares that will be allotted in consequence of a conversion of the Convertible Debentures of that series will be reduced or increased, as the case may be, after such action.  In such case the contents of Paragraph 6.1.9 above will apply, with the necessary changes

Appendix - A

6.3.4.3.
The Company will make available for inspection of the holders of the Convertible Debentures of that series, a copy of its periodic reports and of its interim financial statement, at its registered office during normal working hours.  On a request in writing from a registered holder of Convertible Debentures of that series, the Company will send him a copy of the aforesaid reports.

6.3.4.4.
In addition to said notice, not later than three (3) weeks and not earlier than four (4) weeks before the End of the Conversion Period in respect of said Series, the Company will publish a notice in two (2) widely distributed daily newspapers that are published in Israel in Hebrew, and will issue a written notice, with copies to the Stock Exchange and the Trustee of the Series, to the Holders registered in the Register in that Series, concerning the final date for the conversion of the Convertible Debentures in that Series. Such notice will specify the Conversion Rate, the number of Conversion Shares and the number of bonus shares to which the Holder of Convertible Shares would be entitled following a conversion at such time, all in relation to the abovementioned Series.

6.3.4.5.
The Company will not distribute nor offer to the holders of ordinary shares of a nominal value of NIS 0.01, a cash dividend or bonus shares or an offer of rights in any securities, unless the determinant date for their receipt is at least ten (10) trade days after the publication of the Company’s notice concerning the distribution or offer of rights, as appropriate.

6.3.4.6.	The Company will refrain from any action, including the distribution of bonus shares, which may result in the reduction of the price of a Conversion Share below its nominal value.

6.3.4.7.
In accordance with the Code and guidelines of the Stock Exchange, in force on the date of the Deed of Trust, the terms of the Convertible Debentures with respect to the Conversion Rate, the conversion dates and the linkage method cannot be changed; unless such change is effected within the framework of a settlement that has been approved by Court, under Section 350 of the Companies Law. Additionally, in accordance with the said Code and guidelines of the Stock Exchange, the Company may change the Conversion Rate as part of a procedure for the split of the Company or a procedure for the merger of the Company, provided that the change includes only those adjustments that are essential to such procedure.

In accordance with the Code and guidelines of the Stock Exchange, the “split procedure” for this purpose signifies - a procedure under which the Company transfers to its shareholders shares that it holds in another company, or a procedure under which the Company transfers assets and liabilities to a new company that was established for the purpose of the split and the shareholders in the new company are also shareholders in the company that transfers the assets and liabilities, all conditional upon the split procedure being carried out pari passu for all shareholders of the Company. In accordance with the Code and guidelines of the Stock Exchange, the “merger procedure” for this purpose signifies - a procedure under which all the shares of the Company are transferred to the possession of a new company or to the possession of another registered company whose shares are listed for trade on the Stock Exchange or a procedure under which the Company transfers all of its assets and liabilities to another company as above, all conditional upon the securities of the Company whose shares or assets are to be transferred as aforesaid being delisted from trade on the Stock Exchange and upon the merger procedure being carried out pari passu for all shareholders of the Company.

Appendix - A

6.3.4.8
For the removal of doubt, the aforegoing provisions shall in no way prevent the Company from altering the terms of the Debentures, provided the alterations are permitted under any law at the time they are made.

6.3.5.	Voluntary liquidation

6.3.5.1.
In the event that a resolution is passed for the voluntary liquidation of the Company, the Company will issue a written notice to this effect to all the Holders of Convertible Debentures in circulation at the time, that are registered in the Register of the relevant Series of Convertible Debentures, and will additionally publish a notice in this regard in two (2) widely distributed daily newspapers that are published in Israel in Hebrew. Every Holder of Convertible Debentures shall be entitled, at his choice, to be considered as having exercised the conversion right pertaining to the Debentures shortly before the resolution was passed, provided that he notifies the Company of his choice within three (3) months of the said notice by the Company.

6.3.5.2.
In such case, the Holder of the Convertible Debentures shall be entitled to participate in the distribution of the excess assets of the Company upon liquidation (following the settlement of all its debts) between its shareholders, this in the amount that he would have received upon the liquidation of the Company had he been a shareholder in the Company shortly before the passing of the liquidation resolution by virtue of the conversion of the Convertible Debentures that are in his possession, with respect to which he had notified the Company as aforesaid, less the amount of interest that was paid for such Convertible Debentures on the date of the resolution or shortly thereafter (with the exception of interest that falls due prior to the date of the resolution, even if paid on the date of the resolution or thereafter); and the Holder of the Convertible debentures will not be entitled to any payment under the Debentures that falls due subsequent to the date of the resolution.

7.	Failure to make payment for a reason not dependent on the Company

    See section 13 of the Deed of Trust

Appendix - A

8.	Transfer of the Debentures

8.1.
Pursuant to section 8.3 above, the Debentures are transferable in respect of any amount of nominal value, provided that this is in whole new shekels.  Every transfer of Debentures shall be made in accordance with a deed of transfer drawn up in the usual form for the transfer of shares, duly signed by the registered owner or his legal representatives, and by the transferee or his legal representatives, which shall be delivered to the Company at its registered office accompanied by the certificates of the Debentures being transferred pursuant thereto, as well as any other reasonable proof that may be demanded by the Company for proving the transferor’s right to transfer them.

Subject to the foregoing, the procedural provisions contained in the Company’s Articles in regard to the manner of transfer of shares shall apply, with the required changes, as the case may be, with respect to the manner of transfer and transmission of the Debentures.

8.2.
If any mandatory payment applies to the deed of transfer of the Debentures, the company will be given proof of their payment by the requester of the transfer, which will be to the satisfaction of the Company

8.3.
In the case of a transfer of only part of the sum of the specified principal of the Debentures in the Certificate, the Certificate will be split first as specified in Section 9 below into a number of Debenture Certificates as required thereby, in such a manner that the total sums of the principal specified therein is equal to the sum of the specified principal of the said Debenture Certificate.

8.4.
After fulfillment of all of the conditions stated above, the transfer will be registered in the Register and all the conditions set forth in the Deed of Trust and in this Debenture will apply to the transferee.

8.5.	All the expenses and commissions connected with the transfer shall be borne by the person requesting the transfer

9.	Split of the Debentures Certificates

In regard to a split of  the Debentures Certificates, please see section 27 of the Deed of Trust

10.	Early redemption of the Debentures (Series B to D) and the Debentures (Series E to G) on the Stock Exchange initiative

In regard to the above please see section 32 of the Deed of Trust

11.	Early redemption on the Company's initiative

In regard to the above please see section 33 of the Deed of Trust

12.	Purchase of Debentures by the Company and/ or by a related corporation

In regard to the above please see section 4 of the Deed of Trust

13.	General provisions

13.1.
The amount of the principal and the interest are payable and transferable without reference to any rights in equity or any right of set-off or counterclaim which exists or may exist between the Company and a previous holder, including the original holder of the Debentures

13.2.
Any person who becomes entitled to the Debentures as a result of the bankruptcy, or as a result of the liquidation proceedings, of a debenture holder ,will have the right, after having produced such evidence as the Company may demand from him from time to time, to be registered in the register as a holder of the Debentures, or, subject to the conditions set forth above in this certificate, to transfer same.

Appendix - A

13.3.
The debenture holders will be entitled to exercise their rights under the Debentures and the Deed of Trust through the Trustee or in accordance with a resolution of a General Meeting of The Debenture Holders in the ways described in the debenture and in the Deed of Trust.  Notwithstanding the foregoing, if the Trustee acts in a manner which is not in accordance with the provisions of the Deed of Trust and the Debenture, the Debenture Holders will be entitled to exercise their rights including in accordance with a resolution of the general meeting.

13.4.
The provisions of the Deed of Trust, including the right to make the Debentures immediately due and pay`able, as prescribed in section 8 of the Deed of Trust, shall be deemed to be an integral part of this debenture

14.	Waivers, settlements and changes to the terms of the Debentures

In regard to the above please see section 25 of the Deed of Trust

15.	General meetings of the Debentures Holders

The General meetings of the Debentures Holders shall be convened and conducted in accordance to the Second Addendum to the Deed of Trust

16.	Receipts as proof

Without derogating from any of the other terms and conditions, a receipt signed by a holder of the Debentures contained in this certificate shall constitute proof of the full discharge of any payment mentioned in the receipt, which was made the Company or by the Trustee, as the case may be, in respect of the Debentures contained in this certificate.

17.	Replacement of debenture certificate

In the event that a debenture certificate should become worn, be lost or destroyed, the Company may issue a new certificate of the Debentures in its place, under such conditions with regard to proof, indemnity and cover of the reasonable expenses that will be incurred by the Company for purposes of verifying the right of ownership of the Debentures, as the Company shall deem fit, on condition that in the case of the certificate becoming worn, the defaced debenture certificate shall be returned to the Company before the new certificate is issued.  Levies and other expenses connected with the issue of a new certificate, if any, shall be borne by the person requesting such certificate.

18.	Notices

In this regard please see section 24 of the Deed of Trust.

Appendix - A

Second Addendum to the Deed of Trust

General meetings of the Debenture Holders

1.
The Trustee or the Company may call a Meeting of the Debenture Holders of the relevant Series. If the Company calls such a Meeting, it must send immediately a written notice to the Trustee, on the day and the time on which the Meeting will be held and on the matters to be brought for discussion therein. If the Trustee calls such a Meeting, it must send immediately a written notice to the Company, on the day and the time on which the Meeting will be held and on the matters to be brought for discussion therein.

The Company will be required to call a meeting as above by written request of the Trustee or of the Debenture Holders holding at least ten percent 10%) of the nominal value of the unsettled balance of the principal of the Debentures of the relevant Series. The Trustee shall be required to call such a Meeting, at the written request of the Holders of at least ten percent (10%) of the nominal value of the unsettled balance of the principal of the Debentures of the relevant Series. If the parties asking to call the Meeting are the Debenture Holders of the relevant Series, the Company and/or the Trustee, as relevant, are entitled to demand from the requesting parties indemnification for the reasonable expenses involved therein. This indemnification demand will in no manner detract from the Company's obligations to bear all the convocation expenses, if such an obligation exist pursuant to the provisions of the Deed of Trust.

2.
At the time of holding a meeting of debenture holders, the Trustee shall examine whether, in the circumstances of the matter, there is a conflict of interest amongst the Debenture Holders of the relevant Series, and shall decide – in accordance with the provisions of any law, decided cases, provisions of the Securities Law and the regulations and directives issued pursuant thereto , who amongst the participants has a conflicting interest, in relation to whom the provisions of the section  below will apply.

(a)
The Trustee will be entitled to demand from a Debenture Holder wishing to attend a meeting of holders to deliver a declaration to the Trustee regarding the existence or absence of conflicting interests the Holders may have in regard with the matters to be brought for discussion therein.  A holder who does not deliver such declaration, after being requested to do so, shall be deemed to have declared that it has no conflicting interest.  For the examination and determination of the existence or absence of conflicting interests a Holder that delivered a declaration may have, the Trustee shall rely only on such declaration and will be not obliged to conduct an additional investigation or examination.

(b)
In this paragraph “conflicting interest” means: any additional material interest of a holder which goes beyond the interest arising from the holding of the Debentures in the series of the meeting of holders which has been convened, including a material personal interest of a family member and of another corporation in which it or a member of its family have an interest, or are controlling shareholders in and/or any additional interest of any of the above mentioned, that might be relevant to the matters to be brought for discussion therein, as the case may be.

(c)
The votes of:  a related corporation as specified in section 4.2 of the Deed of Trust and a Debenture Holder the Trustee has ruled, according to the provisions of section 2 above, is someone who has a conflicting interest - will not be counted in the votes at a meeting of holders or at a class meeting, including for purposes of determining a legal quorum or for purposes of counting the votes.

Appendix - A

(d)
Should the need for calling a Class meeting arise, the Trustee is entitled, at its exclusive discretion, to decide that a specific resolution shall require approval in the Class Meeting specified by the Trustee only, and not in any other Class Meeting including in the Meeting of all of the Holders.

3.
In regard to every meeting of debenture holders of the relevant Series,  prior notice of at least 14 (fourteen) days shall be given to the Debenture Holders and to the Trustee, or in the event that the purpose of the meeting is to consider a proposal for the passing of the special resolution, prior notice of at least 21 (twenty-one) days.  The prior notice shall specify the place, the day and the time of the meeting, and mention shall be made, in general terms, of the matters that will be considered at the meeting.  Where the purpose of the meeting is to consider and pass a special resolution, the aforesaid prior notice shall also specify the main points of the proposed resolution.  Where the meeting is called by the Trustee, such notice shall also be given to the Company.

The Trustee will be entitled to shorten the period for the giving of prior notices, if it is of the opinion that a postponement in convening the meeting constitutes or is likely to constitute prejudice to the rights of the Debenture Holders of the relevant Series.

4.
No resolution duly passed at a meeting called as aforesaid shall be invalidated, if notice of the meeting was inadvertently not given to all the holders of the relevant Series, or such notice was not received by such holders

5.
The chairman of the meeting will be a person appointed by the Trustee.  If the Trustee does not appoint such chairman or if the person whom the Trustee has appointed as aforesaid is not present at the meeting, the Debenture Holders present (or represented by proxy) shall elect a chairman from amongst their number.

6.	A meeting of debenture holders shall be opened after it has been proved that the necessary quorum is present for the start of the meeting.

(a)
Subject to the necessary quorum for dismissal of a trustee according to any law, at meetings of debenture holders, except as stated in section 6 (e) below, a quorum shall be constituted if at least two debenture holders who jointly hold or represent at least ten percent (10%) of the nominal value of the unpaid balance of the principal of the Debentures, as it was at the time scheduled for the participation and voting at the meeting, as set forth by the Trustee during the meeting, are personally present or represented by proxy.

(b)
If within half an hour from the time appointed for the start of such meeting no quorum as aforesaid is present, the meeting shall be adjourned to the same day one week later, at the same place and at the same time (without the necessity for further notice) and if that day is not a business day, to the next business day (without the necessity for further notice), or to such other day, place and time as the party calling the meeting shall decide, on condition that the party calling the meeting shall give notice at least seven (7) days in advance with regard to the holding of such adjourned meeting, in the same manner in which notice of the holding of the original meeting was given, and shall indicate that if a quorum as aforesaid is not present at the adjourned meeting, the quorum will be any debenture holder personally present or represented by proxy, without reference to the nominal value of the Debentures held by them.  Such notice may also be given in the notice pursuant to which the meeting that was adjourned was called.

Appendix - A

(c)
With the consent of the holders of a majority of the nominal value of the unpaid balance of the principal of the Debentures who are personally present or represented by proxy at a meeting at which a quorum was present, the chairman may, and on a demand by the meeting shall be obliged to, adjourn the meeting from time to time and from place to place, as the meeting shall decide. (hereinafter an adjourned meeting)  If the meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in the same manner as notice is given about the first meeting, provided that in a case in which the continuation of the holding of the meeting is adjourned to a time earlier than fourteen days, notice of the adjourned meeting shall be given by way of the publication of an immediate report in the MAGNA system only..  Save for the foregoing, the debenture holders will not be entitled to receive any notice about an adjourned meeting and/or about the matters that will be considered at the adjourned meeting.  No matters shall be considered at the adjourned meeting except the matters it was possible to consider at the meeting at which it was decided on the adjournment, unless all the holders (100% of the nominal value) are present at the adjourned meeting.

(d)
The chairman of the meeting is allowed to decide during the meeting that the votes be made using a voting form or with a raise of hands. In case the chairman decided that the voting be made using a voting form, the voting form will be published in MAGNA and/or a notice will be published in MAGNA as to the manner in which the persons entitled to vote by a voting form may receive a copy of thereof, and a date will be set for the closing of the vote, prior to which the holders shall send the chairman the voting form filled and signed. It is clarified that at a vote using voting forms, a holder that was not present at the relevant meeting may also vote, provided proof is given of its entitlement to participate and vote at the meeting on the date set for the meeting.

In the voting form the chairman is allowed to specify that the holder must declare the existence or absence of conflicting interests as defined in section 2 (b) above. A holder that does not fill the written form as required shall be deemed as not having submitted the voting form, and as such chose not to participate in the  vote on the matter/s included in the voting for.

(e)
At a meeting convened for the passing of any of the resolutions set forth below (hereinafter:“Special Resolution” ), a quorum will be constituted if two or more holders who hold at least fifty percent (50%) of the nominal value of the unpaid balance of the principal of the Debentures, as it should be at the date scheduled for the participation and voting at the meeting, as determined by **** during the meeting, are personally present or represented by proxy, or at an adjourned meeting of this meeting, at which two or more holders who hold at least ten percent (10%) of the aforesaid balance are personally present or represented by proxy:

Appendix - A

(1)
Any amendment, alteration or material arrangement of the rights of the debenture holders of the relevant Series, whether such rights derive from the Debentures, from the Deed of Trust or otherwise, or any material compromise or waiver in connection with such rights;

(2)	The making of the Debentures of the relevant Series immediately due and payable upon the fulfillment of one or more of the conditions mentioned in Clause 8 of the Deed of Trust;

(3)	Any resolution on another matter which was specified in the Deed of Trust or in the debenture as being subject to the passing of a special resolution.

(f)
It is clarified that in establishing a legal quorum for holding the general meeting for the adoption the  resolution and in the counting of the voters in favor of the said resolution, the votes of the Debenture Holders that are a Related Corporation as specified in section 4.2 of the Deed of Trust will not be counted, and the said debentures will not confer to the Related Corporation voting rights at the General meeting of the Debentures Holders, and will not be counted for the determination of the legal quorum, as long as they are held by the Related Corporation.

7.
(a) The Debenture Holders are entitled to participate and to vote at any general meeting by themselves or by a proxy. In every vote of the debenture holders the vote shall be conducted by way of a poll, in such manner that each debenture holder or his proxy will be entitled to one vote in respect of each NIS 1 nominal value of the total unpaid nominal amount of the Debentures pursuant to which he is entitled to vote.  In the case of joint holders, only the vote of the person whose name stands first amongst them in the register will be accepted, given either personally or by way of proxy.

(b) A debenture Holder or its proxy are entitled to vote in respect of some of his votes in favor of a particular proposed resolution, and in respect of portion against it, and in respect of another portion may abstain, all as he sees fit.

(c) A Trustee who attends the meeting shall participate without a right to vote.

8.
(a) The majority required for the passing of an ordinary resolution of the general meeting is a simple majority of the number of votes represented in the vote, voting for or against except the votes of the abstainers. The majority required for the passing of a special resolution at a meeting as referred to in section 6(e) above is a majority of not less than 75% of the number of votes represented in such a vote, voting in favor or against, except abstainers.

(b) An announcement by the chairman that a resolution has been passed or has been defeated and a note to that effect in the minutes of the meeting shall serve as proof of such fact.

Appendix - A

9.
(a) An appointment letter that appoints a proxy and/or a representative will be in writing and will be signed by the appointer or by the proxy thereof who is duly authorized to do so in writing. If the appointer is a corporation, the appointment will be made in writing and will be signed by the stamp of the corporation, along with the confirmation of the advocate as to the validity of the signature. A representative is not required to be a Debenture Holder by himself.

(b) The appointment letter and the power of attorney or the other certificate by which the appointment letter is made out or an approved copy of such a power of attorney will be deposited in the registered office of the Company or at another address that the Company announces not less than forty eight (48) hours before the time of the Meeting for which the power of attorney has been given, unless otherwise determined in the notice calling the Meeting.

(c ) A vote that is made in accordance with the terms in the document appointing a representative will also be valid if the appointer has passed away or been declared legally incompetent, or if the appointment letter is cancelled, or the Debenture that the vote has been given for is transferred, unless a written notice of the death, decisions of legal incompetence, cancellation or transfer, as relevant, was received at the registered office of the Company before the Meeting.

10.
The Trustee shall attend to the keeping of minutes of all deliberations and resolutions at every general meeting of the debenture holders, to the recording and preservation thereof in the minute book of meetings of debenture holders.  Any minute signed by the chairman of the meeting at which the resolutions were passed and the deliberations took place, or by the chairman of the next meeting, shall serve as proof of the matters recorded therein, and until the contrary is proved, any resolution passed at such meeting shall be deemed to have been duly passed.

11.
A person or persons who are appointed by the Trustee, or the Company and any other person or persons authorized by the person that convoked the meeting – the Trustee or the Company (as the case may be)  will be allowed to be present in Meetings of the Debenture Holders. In case that, at the reasonable, discretion of the Trustee, and on reasonable grounds, part of the meeting requires a discussion without the presence of the Company' representatives, then that part of the discussion will be held without the participation of the Company or anyone acting on its behalf.

12.
Every meeting of the Debenture Holders shall take place at the Company’s registered office or at such other place of which the notification shall be given in the invitation to the meeting.  The Trustee shall be entitled to request the Company to hold a meeting of Debenture Holders at another address, subject to Company's agreement.

13.	Everything stated in this addendum is subject to the provision of the Deed of Trust.

Appendix - A

B Communications Ltd ("the Company" – Appendix 20 –Trustee's Remuneration, attached to the Deed of trust of August 31, 2010 ("(the) Deed")

The Company shall pay to the Trustee remuneration for its services, pursuant to the Deed of Trust, as follows:

1.
A one-time payment for the Trustee's activities until the publication of the Prospectus: NIS 800 (VAT dully added). In case within 3 months of the date of publication of the Prospectus, the Debentures Series, the Trustee acts as trustee for, is issued, this amount will be deduced from the sum paid to the Trustee for the first trust year.

2.	For each Debentures series issued under the Shelf Prospectus, the Trustee serves as trustee for, the Trustee's remuneration will be as follows:

2.1.	Immediately after the Debentures series is issued, the Trustee shall be paid the amount of NIS28,000 (VAT dully added), for the first Trust Year.

2.2.
For the second Trust Year and onward, and so long as Debentures of that series yet unsettled are still in circulation, the amount of NIS 22,000 (linked to the Consumers Price Index known at the time of the issue of the series, but under no circumstances less than the said amount), VAT dully added.

2.3.
In case, after the initial issue of the Series, an additional issue of the debentures of the same series is performed, by way of expansion of the series (whether by public offering, by a private placement or under a Shelf Offer Report or otherwise, including but not limited to realization of debentures options) the Trustee's annual remuneration shall be increased by an amount that reflects the full increase rate in the series volume as a result of that expansion (VAT dully added), starting with the expansion date and uninterruptedly until the end of the trust period.

3.
In respect to the participation in the Company's Shareholders meeting or the Debentures Holders meeting, the Trustee shall be paid an additional fee of  NIS 500 for each meeting (VAT dully added) linked to the Consumers Price Index known at the time of the issue..

4.
In respect to special activities and special works performed by the Trustee after the publication of the Shelf Prospectus, in addition to its current activities, the Company shall pay the Trustee NIS 600 per hour, VAT dully added.

5.
The Trustee's remuneration and expenses shall be paid to the Trustee up to the end of the trust period under this Deed, even if a receiver (or receiver and manager) has been appointed, or if the trust pursuant to this Deed is managed under the court's supervision.

6.
If there should be changes in the provisions of the law and the regulations, pursuant to which the Trustee is required to perform acts and/or examinations and/or the preparation of additional statements and reports, the Company undertakes to bear all the reasonable expenses that may be incurred by the Trustee in connection therewith, including a reasonable fee in respect of such actions.

Appendix - A

7.
If the Trustee’s term of office has come to an end, as stated in Clause 28 of the Deed of Trust the Trustee will not be entitled to payment of its remuneration starting from the date of expiration of its term of office.  If the Trustee’s term of office came to an end during the trust year, the remuneration that was paid in respect of the months in which the Trustee did not serve as a trustee for the Company, shall be refunded.  The contents of this subsection shall not apply with respect the remuneration of the Trustee for the first year of trust.

8.	VAT shall be added to the payments that are due to the Trustee in accordance with the provisions of this appendix and shall be paid by the Company.

9.
In the event the publication of the Shelf prospectus, or the issue of the Debentures under the Prospectus, are cancelled or postponed (for a period of 3 months or more), after the Trustee had already performed any activities in relation to the preparation of the documents related to the trust, amongst others, participated in deliberations with the Securities Authorities, the Trustee shall be paid a fee of NIS 600 per hour (VAT dully added) for the hours or work invested.

10.
This appendix is based on the assumption that the Debentures are issued with no collateral securities or other financial criterions or obligations attached, that the Trustee shall examine. In any other event, the Trustee's remuneration shall be set relative to the number hours the Trustee shall have to invest in the trust.

11.	All the amounts specified in this appendix 20 will have priority on the amounts due to the Debentures Holders.